                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CAMPBELL SOUP COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          [Campbell Soup Company Logo]
                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY 08103-1799

                                                                 OCTOBER 8, 1999

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                          THURSDAY, NOVEMBER 18, 1999
                            11:00 A.M., CENTRAL TIME
                                  CIVIC CENTER
                          2025 SOUTH COLLEGIATE DRIVE
                               PARIS, TEXAS 75460

AGENDA

1. ELECT DIRECTORS.

2. RATIFY APPOINTMENT OF AUDITORS.

3. REAPPROVE THE COMPANY'S 1994 LONG-TERM INCENTIVE PLAN.

4. REAPPROVE THE COMPANY'S MANAGEMENT WORLDWIDE INCENTIVE PLAN.

5. TRANSACT ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

     Shareowners of record at the close of business on September 20, 1999, will be entitled to vote.

     Your vote is important. Kindly SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR VOTE BY PHONE OR THE INTERNET (see instructions on proxy card), in order that as many shares as possible will be represented.

                                          By Order of the Board of Directors,

                                             /s/ JOHN J. FUREY
                                               John J. Furey
                                            Corporate Secretary

IMPORTANT

     Please note that a ticket is required for admission to the meeting. If you plan to attend and shares are registered in your name as of September 20, 1999, please check the appropriate box on your proxy card or when voting on the Internet or indicate when prompted if voting by telephone. A ticket of admission will be forwarded to you. If your shares are held in the name of a broker or other nominee, please follow the instructions on page 32 to obtain an admission ticket.

                               TABLE OF CONTENTS

                           PROXY STATEMENT                              PAGE
                           ---------------                              ----
*         Item 1 -- Election of Directors.............................    1
          Security Ownership of Directors and Executive Officers......    5
          Security Ownership of Certain Beneficial Owners.............    6
          Director Attendance.........................................    8
          Director Compensation.......................................    8
          Board Committees............................................    9
          Certain Relationships and Related Transactions..............   11
          Corporate Governance........................................   11
          Compensation of Executive Officers..........................   15
          --  Compensation and Organization Committee's Report on
              Executive Compensation..................................   15
          --  Compensation and Organization Committee Interlocks and
              Insider Participation...................................   19
          --  Summary Compensation Table..............................   20
          --  Option Grants in Last Fiscal Year.......................   22
          --  Aggregated Option Exercises in Last Fiscal Year and
              Fiscal Year-End Option Values...........................   22
          --  Return to Shareowners Performance Graph.................   23
          --  Pension Plans...........................................   23
          --  Termination Arrangements................................   24
*         Item 2 -- Ratification of Appointment of Auditors...........   25
*         Item 3 -- Reapproval of the Company's 1994 Long-Term
          Incentive Plan..............................................   26
*         Item 4 -- Reapproval of the Company's Management Worldwide
          Incentive Plan..............................................   29
          Submission of Shareowner Proposals..........................   30
          Directors and Executive Officers Stock Ownership Reports....   30
          Other Matters...............................................   30
          Proxies and Voting at the Meeting...........................   30
          Information About Attending the Meeting.....................   32
          Appendix A -- 1994 Long-Term Incentive Plan
          Appendix B -- Management Worldwide Incentive Plan

------------------
* Denotes items to be voted on at the meeting.

     NOTE: SHAREOWNERS MAY RECEIVE A COPY OF THE COMPANY'S ANNUAL FORM 10-K REPORT, WITHOUT CHARGE BY:

(1) WRITING TO INVESTOR RELATIONS, CAMPBELL SOUP COMPANY, CAMPBELL PLACE, CAMDEN, NJ 08103-1799;

(2) CALLING 1-888-747-SOUP (1-888-747-7687); OR

(3) LEAVING A MESSAGE ON CAMPBELL'S HOME PAGE AT HTTP://WWW.CAMPBELLSOUP.COM.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

     The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be sixteen. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board of Directors. Management knows of no reason why any nominee shall be unable or unwilling to serve.

     The following table sets forth certain information concerning the nominees at September 20, 1999:

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------

                                   (1) Retired Senior Scientific Adviser to the       67       1986
Alva A. App                        United Nations Development Programme.
                                   (1) President and Chief Executive Officer of       57       1990
Edmund M. Carpenter                Barnes Group Inc since December 1998.
                                   Previously Senior Managing Director of Clayton
                                   Dubilier & Rice. Former Chairman and Chief
                                   Executive Officer of General Signal
                                   Corporation.
                                   (2) Director of Barnes Group Inc, Dana
                                   Corporation and Texaco, Inc.

                                   (1) Private investor and Chairman and Managing     53       1989
Bennett Dorrance                   Director of DMB Associates in Phoenix, Arizona.
                                   (2) Director of Bank One Corp.

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------
                                   (1) Management Consultant, Field & Associates.     65       1987
                                   Previously Chairman and Chief Executive Officer
Thomas W. Field, Jr.               of ABCO Foods, Inc. Former Chairman, President
                                   and Chief Executive Officer of McKesson
                                   Corporation.
                                   (2) Director of Maxicare Health, Inc. and
                                   Stater Brothers Market, Inc.
                                   (1) President of GTE Corporation since 1995.       55       1996
                                   Previously Vice Chairman and President,
Kent B. Foster                     Telephone Operations, GTE Corporation.
                                   (2) Director of GTE Corporation, J.C. Penney
                                   Company, Inc. and New York Life Insurance
                                   Company.
                                   (1) Chairman and Chief Executive Officer of        60       1996
                                   American Express Company since 1993. Previously
Harvey Golub                       Vice Chairman of American Express Company and
                                   Chief Executive Officer of American Express
                                   Financial Advisors.
                                   (2) Director of American Express Company and
                                   Dow Jones & Company, Inc.
                                   (1) Chairman and Chief Executive of The Bank of    60       1995
                                   East Asia, Limited since 1991.
David K. P. Li
                                   (2) Director of Dow Jones & Company, Inc., Hong
                                   Kong Telecommunications, Ltd., The Bank of East
                                   Asia, Limited, The Hong Kong & China Gas
                                   Company Limited, Sime Darby Hong Kong Limited.

                                   (1) Chairman of Campbell Soup Company since        63       1984
                                   August 1999. Former Chairman and Chief
Philip E. Lippincott               Executive Officer of Scott Paper Company.
                                   (2) Director of Exxon Corporation. Trustee of
                                   The Penn Mutual Life Insurance Company.

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------

                                   (1) Private investor and President of Iron         49       1990
                                   Spring Farm, Inc.
Mary Alice D. Malone
                                   (1) President and Chief Executive Officer of       50       1997
                                   Campbell Soup Company since July 15, 1997.
Dale F. Morrison                   Previously Senior Vice President of Campbell
                                   Soup Company and President of International and
                                   Specialty Foods Division (1996-1997); Vice
                                   President of Campbell Soup Company and
                                   President of Pepperidge Farm (1995-1996); and
                                   President-Frito Lay North (1994-1995).

                                   (1) President and Chief Executive Officer of       67       1990
                                   John W. Bristol & Co., Inc., an investment
Charles H. Mott                    management firm.
                                   (1) Chairman and Chief Executive Officer of        54       1999
                                   Avon Products, Inc.; Vice Chairman and Chief
Charles R. Perrin                  Executive Officer of Avon Products, Inc. from
                                   January 1998-July 1998. Former Chairman and
                                   Chief Executive Officer of Duracell
                                   International, Inc. (1994-1996).
                                   (2) Director of Avon Products, Inc.

                                   (1) President and Chief Executive Officer of       58       1995
                                   Danaher Corporation since 1990.
George M. Sherman
                                   (2) Director of Danaher Corporation.

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------

                                   (1) Senior Program Officer of the Carnegie         61       1992
                                   Corporation since July 1999. Previously
Donald M. Stewart                  President and Chief Executive Officer of The
                                   College Board.
                                   (2) Director of Principal Financial Group and
                                   The New York Times Company.

                                   (1) Private investor.                              61       1988
George Strawbridge, Jr.            (2) Director of Buffalo Sabres of the National
                                   Hockey League.

                                   (1) Private investor and President and Chief       56       1990
                                   Executive Officer of Live Oak Stud and Live Oak
Charlotte C. Weber                 Properties.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding beneficial ownership of Campbell's Capital Stock, as of September 20, 1999, of each Director, the Company's five most highly compensated Executive Officers and the Directors and Executive Officers as a group, and also sets forth Campbell stock units credited to the individual's deferred compensation account. The account reflects the election of the individuals to defer previously earned compensation and pending awards of restricted performance stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the Company required stock ownership for directors and executives.

------------------------------------------------------------------------------------------------------------
                                            AGGREGATE NUMBER                          TOTAL NUMBER OF
                                                OF SHARES            CAMPBELL STOCK     SHARES AND
                NAME                      BENEFICIALLY OWNED(a)         DEFERRED      DEFERRED STOCK
------------------------------------------------------------------------------------------------------------
 Alva A. App                                        14,721(b)            12,907              27,628
------------------------------------------------------------------------------------------------------------
 Edmund M. Carpenter                                13,235                9,839              23,074
------------------------------------------------------------------------------------------------------------
 Bennett Dorrance                               52,573,805(c)             7,440          52,581,245
------------------------------------------------------------------------------------------------------------
 Thomas W. Field, Jr.                               36,613               22,804              59,417
------------------------------------------------------------------------------------------------------------
 Kent B. Foster                                      2,864               10,001              12,865
------------------------------------------------------------------------------------------------------------
 Harvey Golub                                        6,338                9,647              15,985
------------------------------------------------------------------------------------------------------------
 David K. P. Li                                     10,401               11,373              21,774
------------------------------------------------------------------------------------------------------------
 Philip E. Lippincott                               20,133                4,141              24,274
------------------------------------------------------------------------------------------------------------
 Mary Alice D. Malone                           54,122,561(d)             8,803          54,131,364
------------------------------------------------------------------------------------------------------------
 Dale F. Morrison                                  349,765              333,550             683,315
------------------------------------------------------------------------------------------------------------
 Charles H. Mott                                59,077,055(e)            12,967          59,090,022
------------------------------------------------------------------------------------------------------------
 Charles R. Perrin                                   5,000                1,455               6,455
------------------------------------------------------------------------------------------------------------
 George M. Sherman                                   6,601               13,667              20,286
------------------------------------------------------------------------------------------------------------
 Donald M. Stewart                                  10,602                6,913              17,515
------------------------------------------------------------------------------------------------------------
 George Strawbridge, Jr.                         8,217,018(f)             3,338           8,220,356
------------------------------------------------------------------------------------------------------------
 Charlotte C. Weber                             22,131,439(g)             3,961          22,135,400
------------------------------------------------------------------------------------------------------------
 F. Martin Thrasher                                225,751               38,754             264,505
------------------------------------------------------------------------------------------------------------
 Craig W. Rydin                                    105,638               26,626             132,264
------------------------------------------------------------------------------------------------------------
 Basil L. Anderson                                 327,476              143,697             471,173
------------------------------------------------------------------------------------------------------------
 Andrew K. Hughson                                  56,435                  284              56,719
------------------------------------------------------------------------------------------------------------
 All directors and executive officers
 as a group (26 persons)                       197,832,707              830,461         198,663,168
------------------------------------------------------------------------------------------------------------

 (a) The shares shown include 1,388,845 shares of Capital Stock with respect to which Directors and Executive Officers have a right, as of November 20, 1999, to acquire beneficial ownership because of vested stock options. All persons listed own less than 1% of the company's outstanding shares of Capital Stock, except:

                                                       % OF OUTSTANDING
                                                            SHARES
                                                       ----------------
Bennett Dorrance                                            12.3%
Mary Alice D. Malone                                        12.7%
Charles H. Mott                                             13.8%
George Strawbridge, Jr.                                      1.9%
Charlotte C. Weber                                           5.2%

     All Directors & Executive Officers (26 persons) as a group beneficially own 46.2% of the outstanding shares.

 (b) Share ownership shown does not include 468 shares held by Alva App's wife, as to which he disclaims beneficial ownership.

 (c) Bennett Dorrance is a grandson of John T. Dorrance, the brother of Mary Alice Malone, and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 491,188 shares held as guardian for one of his children nor 491,232 shares held as trustee for one of his children, as to which shares he disclaims beneficial ownership. Reference is also made to "Principal Shareowners." Does not include 450,700 shares held by the Dorrance Family Foundation.

 (d) Mary Alice D. Malone is a granddaughter of John T. Dorrance. Share ownership shown does not include 131,424 shares held by trusts for her children, as to which shares she disclaims beneficial ownership. Reference is also made to "Principal Shareowners."

 (e) Share ownership shown for Charles Mott includes 59,050,400 shares held by the Voting Trust over which he, as a Trustee, has shared voting power. Reference is also made to "Principal Shareowners." In September 1990 the Trustees of the Voting Trust requested the Company's Governance Committee to nominate Charles Mott as a candidate for election as a director.

 (f) George Strawbridge is a grandson of John T. Dorrance and a cousin of Charlotte Weber. Share ownership shown does not include 12,543,846 shares held by various trusts, of which he is a trustee, for the benefit of his sister and her children, as to which shares he disclaims beneficial ownership. Does not include 2,258,784 shares held by trusts for the benefit of his descendants as to which shares he disclaims beneficial ownership.

 (g) Charlotte Weber is a granddaughter of John T. Dorrance. Share ownership shown includes 22,052,192 shares held by two trusts of which she is a co-trustee and 81,928 shares held by a foundation of which she is also a co-trustee, for all of which she has shared voting and dispositive power.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of business on September 20, 1999, the record date for the meeting, there were outstanding and entitled to vote 427,836,506 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

PRINCIPAL SHAREOWNERS

     Information concerning the owners of more than 5% of the outstanding Campbell Capital Stock as of the record date for the meeting follows:

                                                                                    PERCENT OF
                                                              AMOUNT/NATURE OF      OUTSTANDING
NAME/ADDRESS                                                BENEFICIAL OWNERSHIP       STOCK
------------                                                --------------------    -----------
Bennett Dorrance..........................................  52,573,805 Note (1)        12.3%
DMB Associates,
7600 E. Doubletree Ranch Road
Suite 300
Scottsdale, AZ 85258
Mary Alice D. Malone......................................  54,122,561 Note (2)        12.7%
Iron Spring Farm, Inc.
75 Old Stottsville Road
Coatesville, PA 19320
Charlotte C. Weber........................................  22,131,439 Note (3)         5.2%
Live Oak Properties,
P.O. Box Drawer 2108
Ocala, FL 34478

                                                                                    PERCENT OF
                                                              AMOUNT/NATURE OF      OUTSTANDING
NAME/ADDRESS                                                BENEFICIAL OWNERSHIP       STOCK
------------                                                --------------------    -----------
Dorrance H. Hamilton, Charles H. Mott and
John A. van Beuren, Voting Trustees under the Major
Stockholders' Voting Trust dated as of June 2, 1990
("Voting Trust") and related persons, ....................  59,634,445 Note (4)        13.9%
P. O. Box 4098
Middletown, RI 02842
Note (5)

------------------
(1) A director nominee. See note (c) on page 6. The shares shown include 4,133 shares of Capital Stock with respect to which Bennett Dorrance has the right to acquire beneficial ownership because of vested stock options.

(2) A director nominee. See note (d) on page 6. The shares shown include 4,133 shares of Capital Stock with respect to which Mary Alice D. Malone has the right to acquire beneficial ownership because of vested stock options.

(3) A director nominee. See note (g) on page 6. The shares shown include 4,133 shares of Capital Stock with respect to which Charlotte Weber has the right to acquire beneficial ownership because of vested stock options.

(4) Charles Mott is a director nominee. See note (e) on page 6. Includes 59,050,400 shares (13.8% of the outstanding shares) held by the Voting Trustees with sole voting power and 584,045 shares held by participants outside the Voting Trust or by persons related to them, for a total of 59,634,445 shares (13.9% of the outstanding shares). Includes (i) 28,362,860 shares (6.6% of the outstanding shares) with shared dispositive power held by three trusts, of which Dorrance Hamilton is a trustee, 200 Eagle Road, Suite 316, Wayne, PA 19087, and (ii) 6,753,918 shares with sole dispositive power held by Hope H. van Beuren and 6,717,130 shares with sole dispositive power held by her husband, John van Beuren, P.O. Box 4098, Middletown, RI 02842. John and Hope van Beuren also hold 13,805,568 shares with shared dispositive power, including shares held by family partnerships. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees including the right to withdraw these shares prior to any annual or special meeting of the Company's shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company's business, in order to obtain their objective of maximizing the value of their shares.

     The Trustees will act for participants in communications with the Company's Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(5) Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees whose decision must be approved by at least two Trustees if there are three Trustees then acting. In the event of a disagreement among the Trustees designated by the family groups participating in the Voting Trust, the shares of the minority may be withdrawn. The Voting Trust continues for ten years from June 2, 1990, unless it is sooner terminated or extended.

     The foregoing information relating to Shareowners is based upon the Company's stock records and data supplied to the Company by the holders as of the record date for the meeting.

                              DIRECTOR ATTENDANCE

     During fiscal 1999 (ended August 1), the Board of Directors met eight times, seven regular meetings and one special meeting. Directors meet their responsibilities by attending Board and Committee meetings and through communication with the Chairman, the Chief Executive Officer and other members of management on matters affecting the Company. All directors attended at least 75% of scheduled Board meetings and meetings held by Committees of which they were members, except Donald Stewart who attended 68%.

                             DIRECTOR COMPENSATION

     The following table displays all components of Director compensation in fiscal 1999:


---------------------------------------------------------------------------------------------
  Annual Board Retainer*                                      2,400 shares of Campbell stock
---------------------------------------------------------------------------------------------
  Annual Option Grant**                                       2,000 options
---------------------------------------------------------------------------------------------
  Annual Retainer for Committee Chair                         $4,000
---------------------------------------------------------------------------------------------
  Board Attendance Fee (per in-person meeting)                $1,250
---------------------------------------------------------------------------------------------
  Board Attendance Fee (per conference call meeting)          $625
---------------------------------------------------------------------------------------------
  Committee Attendance Fee (per in-person meeting)            $1,000
---------------------------------------------------------------------------------------------
  Committee Attendance Fee (per conference call meeting)      $500
---------------------------------------------------------------------------------------------

------------------
 * Campbell shares are issued and options are granted to each director on January 1 of each year.
** Options granted on January 1, 1999, had an exercise price of $54.625. Options are granted at the market price on the grant date and may not be repriced.

     David Johnson, who was the non-executive Chairman during all of fiscal 1999, received a retainer of $400,000 in addition to the regular retainer and fees paid to all non-employee directors. Mr. Johnson did not receive any other compensation for service as a Director. Dale Morrison received no remuneration for service as a Director. Directors have the option to elect to receive Campbell stock instead of any cash payments and to defer all or a portion of compensation. Directors are reimbursed for actual travel costs.

PROPOSAL TO REDUCE DIRECTOR COMPENSATION

     Based upon a review of competitive data, the Board recommends that Director compensation be reduced from an annual value of approximately $160,000 in calendar 1999 (based on a $44 stock price) to an annual value of approximately $113,000 for calendar year 2000. The Board believes that current Director compensation is high when compared to that paid by the Performance Peer Group (15 food companies that include Campbell's key competitors). In addition, the Board recommends that the components of the compensation package be changed to link compensation more closely to returns to shareowners. The proposed changes regarding stock and options to be awarded to Directors as part of a revised compensation program require amendments to the Company's 1994 Long-Term Incentive Plan that are explained on page 28.

BENEFITS

     The Company does not provide pensions, medical benefits or other benefit programs to directors.

                                BOARD COMMITTEES

     Pursuant to the by-laws, the Board had established five standing committees as of the record date. The Committees are Audit, Compensation and Organization, Executive, Finance and Corporate Development, and Governance. Membership as of the record date was as follows:

                       COMPENSATION
AUDIT                  AND ORGANIZATION            EXECUTIVE
-----                  ----------------            ---------
G.M. Sherman, Chair    P.E. Lippincott, Chair      P.E. Lippincott, Chair
A. A. App              E.M. Carpenter              A.A. App
K. B. Foster           T.W. Field, Jr.             B. Dorrance
H. Golub               H. Golub                    T.W. Field, Jr.
M.D. Malone            M.D. Malone                 D. F. Morrison
C.R. Perrin            G. Strawbridge, Jr.         G. Strawbridge, Jr.
D.M. Stewart           C.C. Weber
C.C. Weber

FINANCE AND
CORPORATE DEVELOPMENT  GOVERNANCE
---------------------  ----------
C.H. Mott, Co-Chair    G. Strawbridge, Jr., Chair
B. Dorrance, Co-Chair  A.A. App
E. M. Carpenter        B. Dorrance
D.K.P. Li              T. W. Field, Jr.
P.E. Lippincott        K.B. Foster
D. F. Morrison         C.H. Mott
G.M. Sherman
D.M. Stewart

AUDIT COMMITTEE                                        4 meetings in fiscal 1999

     -- Recommends the appointment of the Company's independent accountants;

     -- Reviews the scope and results of the audit plans of the independent accountants and the internal auditors;

     -- Oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems;

     -- Reviews the objectivity, effectiveness and resources of the internal audit function which reports directly to the Committee;

     -- Confers independently with the internal auditors and the independent accountants;

     -- Reviews non-audit services to be performed by the independent accountants; and

     -- Determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

COMPENSATION AND ORGANIZATION COMMITTEE                7 meetings in fiscal 1999

     -- Develops and recommends to the Board an annual performance evaluation of the Chief Executive Officer;

     -- Reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer;

     -- Reviews and approves the salaries and incentive compensation for all corporate officers and senior executives;

     -- Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

     -- Reviews the salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

     -- Reviews and approves the incentive compensation to be allocated to employees;

     -- Reviews and recommends to the Board significant changes in the design of employee benefit plans;

     -- Reviews, prior to becoming effective, any major organization change that the Chief Executive Officer intends to implement; and

     -- Reviews executive organization and principal programs for executive development, and annually reports to the Board on management development and succession planning.

EXECUTIVE COMMITTEE                                   No meetings in fiscal 1999

     -- Exercises all the powers of the Board when the Board is not in session, except as otherwise provided by New Jersey law.

FINANCE AND CORPORATE DEVELOPMENT                      7 meetings in fiscal 1999

     -- Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;

     -- Reviews and recommends changes in the Company's capital structure;

     -- Reviews and recommends the capital budget and capital expenditure program;

     -- Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combination of business interests;

     -- Recommends proposed appointments to the Administrative Committee of the pension plans; and

     -- Oversees the administration and the investment policies and practices of the Company's retirement and pension plans.

GOVERNANCE COMMITTEE                                   7 meetings in fiscal 1999

   Reviews and makes recommendations to the Board regarding:

     -- The organization and structure of the Board;

     -- Qualifications for director candidates;

     -- Candidates for election to the Board;

     -- Evaluation of the Chairman's performance;

     -- Candidate for the position of Chairman of the Board;

     -- Chairpersons and members for appointment to the Board Committees;

     -- Remuneration for Board members who are not employees; and

     -- The role and effectiveness of the Board, the respective Board Committees and the Directors in the Company's corporate governance process.

     The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company.

     Actions taken by any of the foregoing committees are reported to the Board and the Board receives a copy of the minutes of all Committee meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Bennett Dorrance and Mary Alice D. Malone are directors of Campbell and each own more than 10% of the common stock of Vlasic Foods International Inc. ("Vlasic"). During fiscal 1999 Campbell paid Vlasic approximately $142.3 million related to: (1) contract manufacturing of frozen food products for Campbell's food service business in the U.S.; (2) supply agreements for mushrooms and processed beef; (3) distribution services agreements; and (4) other transactions. Vlasic paid Campbell during fiscal 1999 approximately $20.3 million for contract manufacturing of frozen food products in Canada and certain transition services, such as benefits record keeping, computer processing and other services following the spinoff of Vlasic from Campbell.

                              CORPORATE GOVERNANCE

     The Board of Directors is responsible for the control and direction of the Company. It represents and is accountable only to shareowners. The Board's prime purpose is to build long-term shareowner wealth.

     Corporate governance is designed to drive superior performance of the Company by making the most effective use of the collective skills and experience of directors. Campbell believes that good governance is a source of competitive advantage.

                         CORPORATE GOVERNANCE STANDARDS

     Campbell first published Corporate Governance Standards in its proxy in 1992. The Standards are reviewed annually by the Board. The Company's twenty Standards for 1999 are as follows:

I.  BOARD PERFORMANCE

      1. All directors will stand for election every year.

      2. Directors are required to own at least 2,000 Campbell shares within one year of election, and 6,000 shares within three years of election.

      3. Directors will operate in accordance with the Requirements of Directors (printed at page 13, below).

      4. The Governance Committee will conduct annual evaluations of the Board's effectiveness, and report the results to shareowners in the proxy statement. (In 1999, the Board evaluation process focused on the Committee System. See "Evaluations of Board Performance" at pages 13-14, below).

II.  BOARD COMPOSITION

      5. The Board believes that, as a general rule, former Campbell executives should not serve on the Board.

      6. Interlocking directorships will not be allowed, except with respect to joint ventures. (An interlocking directorship would occur if a Campbell officer served on the Board of Company X and an officer of Company X served on the Campbell Board, or if a major supplier or customer served on Campbell's Board.)

      7. Directors may not stand for reelection after age 70.

      8. The Audit, Compensation/Organization and Governance Committees will consist entirely of independent directors. For this purpose, an "independent" director is one who has no present or former employment by the Company and no significant financial or personal tie to the Company other than share ownership and entitlement to director fees.

      9. The Board will appoint Committee members and Committee Chairmen.

     10. When the CEO also holds the position of Chairman of the Board, the Chairman of the Governance Committee will serve as the Lead Director to moderate executive sessions of independent directors and to provide oversight for the effective functioning of the Board.

III.  BUSINESS OPERATIONS

     11. The Board will annually review and approve a long-term strategic plan and a one-year operating plan which integrates with strategic plan milestones.

     12. The Board will evaluate the performance of the CEO at least annually in meetings of independent directors that are not attended by the CEO. See "CEO Compensation and Evaluation," at pages 18-19, below.

     13. The CEO will report annually to the Compensation and Organization Committee and to the Board on the Company's management development and planning for executive succession. The Compensation and Organization Committee will review and annually report to the Board on the effectiveness of these processes.

     14. In advance of Board and Committee meetings, directors will receive appropriate materials relating to the items to be acted upon at those meetings.

IV.  EXECUTIVE COMPENSATION

     15. Incentive compensation plans for executives shall link pay directly and objectively to measured financial goals set in advance by the Compensation and Organization Committee. (See Compensation and Organization Committee's Report at pages 15 to 19, below.)

     16. By express terms of the shareowner-approved incentive plan, stock options may not be repriced. The exercise price for options will not be reduced even if the current market price of the stock is below the exercise price.

     17. All executives (approximately 300 persons) must buy and hold Campbell stock valued at one-half to seven times base salary, depending on their positions. Restricted stock and options, including vested stock options, shall not count toward the satisfaction of this requirement.

V.  SHAREOWNERS

     18. The Company does not have a poison pill, staggered board, or similar anti-takeover devices because it believes that the way to remain independent is by means of superior performance in building shareowner wealth.

     19. All shareowners have equal voting rights.

     20. The Board will develop, approve and annually review Corporate Governance Standards that are distributed each year to shareowners in the proxy statement.

                    REQUIREMENTS OF MANAGEMENT AND DIRECTORS

     In order to declare clear expectations of performance, in 1995 the Board adopted and distributed to shareowners in the proxy statement the specific requirements of management and directors set forth below.

                BOARD REQUIREMENTS
                  OF MANAGEMENT
                ------------------
 --  Develop strategies to deliver strong
     market franchises and build shareowner
     wealth over the long term
 --  Recommend appropriate strategic and
     operating plans
 --  Maintain effective control of operations
 --  Measure performance against peers
 --  Provide strong, principled and ethical
     leadership
 --  Assure sound succession planning and
     management development
 --  Maintain sound organizational structure
 --  Inform the Board regularly regarding the
     status of key initiatives
 --  No surprises
 --  Organize Board meetings which are well-
     planned, allow meaningful participation
     and provide for timely resolution of
     issues
 --  Provide Board materials which contain
     the right amount of information and are
     received sufficiently in advance of
     meetings

              CAMPBELL REQUIREMENTS
                   OF DIRECTORS
              ---------------------
 --  Act in the best interests of all
     shareowners
 --  Critique and approve strategic and
     operating plans
 --  Select, motivate, evaluate and
     compensate the CEO
 --  Develop and maintain a sound
     understanding of Campbell's strategies
     and businesses
 --  Review succession planning and
     management development
 --  Advise and consult on key organizational
     changes
 --  Carefully study Board materials and
     issues
 --  Provide active, objective and
     constructive participation at meetings
     of the Board and committees
 --  Provide assistance in representing
     Campbell to the outside world
 --  Counsel on corporate issues
 --  Develop and maintain a good
     understanding of general economic trends
     and corporate governance

                        EVALUATIONS OF BOARD PERFORMANCE

1.  FULL BOARD EVALUATION

     Since 1995, the Board's Governance Committee has led annual evaluations of Board performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board's effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

     In 1995 and 1997, evaluations were conducted to assess performance by the Board as a whole in sixteen principal areas, and the results reported to shareowners in the proxies for those years. The evaluation criteria measured such aspects of Board performance as the following:
     -- knowledge and understanding of the Company's vision and its operating and strategic plans
     -- involvement in major business policies and decisions
     -- use of time for in-depth strategic business presentations and discussions
     -- oversight of the Company's annual capital and operating budgets, income statement, balance sheet and cash flow
     -- attention to performance of peer companies
     -- oversight of the performance of the CEO and senior officers, and of executive compensation relative to performance
     -- oversight of planning for executive succession
     -- quality of communication and participation in Board meetings
     -- adequacy and timeliness of preparation of Board materials

2.  INDIVIDUAL DIRECTOR EVALUATION

     In 1998, the Board's evaluation process focused on assessment of the performance of its individual members. Each director completed a self-evaluation form, developed by the Governance Committee, examining his or her effectiveness against 35 criteria designed to measure performance in eight critical areas:
     -- Independence and Integrity
     -- Knowledge and Expertise
     -- Stature
     -- Accountability and Decisiveness
     -- Participation and Input
     -- Preparation
     -- Availability
     -- Teamwork

3.  EVALUATION OF BOARD COMMITTEES

     In 1999, the Board's evaluation process focused on assessment of the procedures and performance of its Committees. Each director completed an evaluation form that elicited numerical ratings of and written comments on the structure of the Board's Committee system, the effectiveness of Committee assignments and Committee chair assignments, the effectiveness of Committee operations and decision-making, and the relationship between the Committees and the Board.

     From the evaluation forms, a composite report was prepared. The Chairman of the Board and the Chairman of the Governance Committee then discussed the findings and recommendations set forth in the report with each of the Committee Chairmen. Members of management who regularly work with the Committees were also asked to comment on the findings and recommendations. Finally, the Governance Committee prepared a report to the Board that summarized the results of the evaluation, identified proposed changes to Mission Statements of the respective Committees, set forth areas for improvement, and recommended steps that could be taken by the Committees and by management to enhance Committee performance.

                           TIMETABLE FOR EVALUATIONS

     On a rotating basis, evaluations of Board performance focus on assessments of (a) the Board as a whole, (b) the individual directors, and (c) the Board Committees, with follow-up on the recommendations emerging from each step in the program cycle in the year following its completion. In 2000, the directors will evaluate the performance of the Board as a whole, while the Governance Committee simultaneously oversees a follow-up assessment of the execution of the recommendations to improve the Committee system that emerge from the 1999 process. In 2001 the individual director evaluation program will be completed, while the Governance Committee follows up on recommendations as to the full Board generated by the evaluation in 2000.

                              GOVERNANCE COMMITTEE

George Strawbridge, Jr., Chair  Thomas W. Field, Jr.
Alva A. App                     Kent B. Foster
Bennett Dorrance                Charles H. Mott

                       COMPENSATION OF EXECUTIVE OFFICERS

   COMPENSATION AND ORGANIZATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

*  Highlights of Compensation

     The Compensation and Organization Committee believes that Campbell's compensation programs are among the most results-driven and shareowner-sensitive in the consumer packaged goods industry. Campbell's programs are designed to deliver fixed compensation elements, such as salary and benefits, at industry median levels, and incentive compensation from the median to the ninetieth
(90th) percentile based upon business results and stock price appreciation. When Campbell's shareowners win -- through consistent growth in earnings and revenue, creation of economic value and stock price appreciation -- Campbell's executives win. If shareowners do not realize these gains, the total compensation of Campbell's executives will be substantially below the industry median. If performance thresholds are not achieved, payments under the short-term and long-term incentive plans are zero.

     We believe that our compensation strategy and programs have been important factors in the Company's earnings growth, margin improvement, cash generation, and total return to shareowners since 1990.

     There are three unique and defining elements of Campbell's program:

     (1) TIGHT LINK BETWEEN PAY AND MEASURED PERFORMANCE.

          OBJECTIVITY. Our incentive payments are based on objective financial performance measures designed to build shareowner wealth: sales, earnings, and creation of economic value.

          NO WINDFALLS. In the short term, holders of stock options may benefit (or suffer) from stock market factors unrelated to their own performance. We have therefore balanced our long-term incentives between options and long-term performance-restricted stock (shares that are automatically forfeited if performance goals are not met or if an executive voluntarily resigns).

     (2) TOUGH TARGETS.

          Campbell's program emphasizes "stretch" and risk-bearing in the following ways:

          INDEPENDENT VALIDATION. All of Campbell's independent directors play active roles in assessing the degree of "stretch" in management's proposed performance goals. Throughout the 1990s, the Board-approved annual operating plan has had an earnings goal set before the beginning of each fiscal year to achieve growth rates in the top quartile of the Company's Performance Peer Group, as projected by the consensus of independent securities analysts. For fiscal 1999, this peer group consisted of 15 food companies that include Campbell's key competitors.

          HIGH PORTION AT RISK. For the executive officers listed on page 20, the portion of total pay that was at risk in fiscal 1999 ranged from 75% to more than 90%.

          HIGH LEVERAGE. The rewards and risks of Campbell's programs are more highly leveraged than those of peers. If the earnings goal is missed by 10%, bonus payout is cut to half of the target, and if the goal is missed by more than 10%, there is no bonus on the earnings portion. If a business beats its earnings goal by 10%, the target bonus is doubled.

          WINNING IS ONLY IN RELATIVITY. Performance relative to peers receives great emphasis in Campbell's compensation plans. Peer performance is a key component in both the annual bonus and long-term performance plans. Even the amount that the Company contributes to match employees' contributions to the Company Savings Plan depends on whether Earnings Per Share (EPS) growth ranks in the top quartile of the Performance Peer Group.

          Campbell has put a great deal of effort into ensuring a high correlation between performance relativity and pay relativity. Salaries are set at the median for the Compensation Peer Group, the 31 consumer products companies which are Campbell's main competitors in recruiting talent. Bonuses are designed to bring total cash compensation into the top quartile only if the operating plan commitment is delivered and EPS growth, measured at the end of the year, actually ranks in the top quartile of the Performance Peer Group.

     (3) EXECUTIVES WALK IN SHAREOWNERS' SHOES.

          Every executive must buy and hold an ownership stake in the Company that is significant in comparison with his or her salary. The current requirements and the requirements effective as of December 31, 2000, which apply to the top 300 executives worldwide, are as follows:

                                                                         MULTIPLE OF
                                                                      ANNUAL BASE SALARY
                                                               --------------------------------
                                                                                  EFFECTIVE
                                                                                DECEMBER 31,
                              POSITION                           CURRENT            2000
                              --------                         -----------    -----------------
        Chief Executive Officer..............................      3x              7x
        Executive Vice President.............................      2x              5x
        Senior Vice President................................      2x              5x
        Vice President.......................................      1x              3x
        Other Executives.....................................  .25x to .5x     .25x to 1x

          Restricted shares and options, including vested stock options, are not counted in calculating ownership. Performance-restricted shares of Campbell stock make up a significant portion of every executive's total compensation.

          All shares used in executive compensation programs are shares which were previously issued and outstanding and reacquired by the Company. Stock options may not be repriced.

*  Calculation of Annual Bonus

     The following methodology determined bonus payouts for fiscal 1999:

  I.  ACTIONS BEFORE THE START OF THE FISCAL YEAR

     (1) A target bonus was set for each participating executive. This dollar amount was based upon a percentage of the midpoint of the salary range for the executive's job and was calculated to deliver compensation between median and top quartile in comparison with the Compensation Peer Group.

     (2) The Board of Directors reviewed and approved an Operating Plan which set specific performance goals (which in 1999 were cash return on assets (CROA), net sales, earnings and reductions in working capital) for the Company as a whole and separately for its major business units.

     (3) The Compensation and Organization Committee determined what portion of each executive's bonus would depend on Company results (a minimum of 20%) and what portion would depend on the results of a business unit. For the CEO, 100% of bonus depended on total Company results.

     (4) The Committee determined that an additional amount of 30% of target bonus should be paid if Campbell's EPS performance goal was met and the Company placed in the Top Quartile of the Performance Peer Group in EPS growth.

     (5) The Committee determined that an additional amount of 30% to 60% of target bonus should be paid if the volume/mix growth goal for the Company as a whole was achieved or exceeded.

  II.  ACTIONS AFTER THE END OF THE FISCAL YEAR

     (1) Financial statements were prepared for the Company and each business unit.

     (2) For each business unit and the Company, CROA was calculated and compared to the Board-determined threshold. Business units that did not meet their Operating Plan CROA threshold were not eligible for any bonus based on unit performance. In fiscal 1999, the Company did not achieve its CROA threshold.

     (3) Where the CROA threshold was satisfied, the major portion (60-70%) of the bonus opportunity was determined by comparing earnings performance to the Operating Plan earnings goal. If the earnings threshold was not met, no bonus was paid based on the unit's earnings. By the terms of the incentive plan, extraordinary events such as major restructurings and accounting changes are excluded. In fiscal 1999 the Company's EPS did not meet the threshold, and no bonus was paid for total Company earnings performance.

     (4) Sales performance, representing at least a 20% portion of bonus opportunity (30% for most business units), was compared to the Operating Plan sales goal. If the sales threshold was not met, the sales portion of the target bonus was not paid. Above-plan sales performance could result in above-target bonus payment only if the earnings threshold was also met. In fiscal 1999, Company sales performance did not meet the threshold, and no bonus was paid for total Company sales performance.

     (5) Working capital levels, representing a 10% portion of bonus opportunity, were compared to the goal for reduction of working capital in the Operating Plan. If the working capital reduction threshold was not met, no bonus was paid for working capital reduction. In fiscal 1999, total Company reduction of working capital levels met the threshold request for payment. Because the CROA threshold was not achieved, no bonus was paid for total Company working capital performance.

     (6) Total Company volume/mix growth, representing an additional bonus opportunity of up to 60% of target, was compared to the goal in the Operating Plan. In fiscal 1999, total Company volume/mix growth did not meet the threshold and no bonus was paid.

     (7) Finally, Company earnings performance was compared to that of the Performance Peer Group. By the terms of the program, if the Company achieves its goal for EPS and the rate of annual growth in the Company's EPS places it in the top quartile of the Performance Peer Group, each bonus-eligible executive receives an additional 30% of his/her bonus target. For purposes of this "top quartile" calculation, extraordinary events are excluded. Companies that ranked in the bottom quartile in EPS growth in the prior fiscal year are excluded from the calculation because the purpose of this component of bonus opportunity is to motivate consistent peer-beating results and to provide compensation in the top quartile of the Compensation Peer Group if top quartile performance is achieved. In fiscal 1999, there was no opportunity for a top quartile award because the Company did not achieve its EPS goal. In fiscal 2000, the Company must exceed its goal for EPS by an amount set by the Compensation Committee and EPS growth must be in the top quartile in order to earn this 30% supplementary award.

M  Long-Term Compensation (Restricted Performance Stock and Stock Options)

     Half of executives' long-term compensation is delivered via restricted performance shares. Grants are made every two years for overlapping three-year performance periods. For performance years 1998-2000, eligibility for delivery of shares at the end of a performance period depends on whether the Company meets the minimum CROA set by the Board in the strategic plan for the performance period. The number of shares actually delivered depends upon cumulative EPS for the performance period. If the Company satisfies its CROA threshold and delivers cumulative EPS beyond the goal in the strategic plan, additional shares are awarded at time of earnout, up to a maximum of 150% of target based on cumulative EPS performance. The Committee may adjust the performance goals for the long-term plans for extraordinary events such as major restructurings and accounting changes. For performance years 2000-2002 the number of shares actually delivered depends upon cumulative economic profit created for the performance period (80% of weighting) and the compound annual growth rate of net sales during the performance period (20% of weighting). If the Company delivers economic profit and net sales beyond the goals in the strategic plan, additional shares are awarded at the time of earnout, up to a maximum of 150% of target. For performance years 1998-2000 and 2000-2002 the top quartile award is 25% for top quartile EPS growth and 25% for top quartile sales growth, in addition to the earnout based strictly on Campbell performance, for a maximum payout opportunity of 200% of target. Goals for both sales and EPS must be met in order for the 1998-2000 top quartile award to be paid. The goal for cumulative economic profit must be met in order for the 2000-2002 top quartile award to be paid.

     The other half of value delivered to executives under the Long-Term Incentive Plan is in the form of stock options, awarded annually.

     The guidelines for restricted performance share and stock option grants to executives are designed to deliver long-term compensation at the 75th percentile when compared to the Compensation Peer Group, provided the performance goals are achieved.

**  Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the executive officers listed on page 20, unless certain requirements are met. One of those requirements is that compensation over $1 million must be based upon Company attainment of performance goals approved by shareowners. The 1994 Long-Term Incentive Plan and the Management Worldwide Incentive Plan, which were approved by shareowners in 1994, and which are recommended for reapproval this year, are designed to meet these requirements. Minimal changes had to be made to these plans in 1994 because the Company's incentive plans were already designed to link pay to Company performance. Before awards are paid the Compensation Committee or a subcommittee thereof must certify the attainment of the applicable performance goals. The Company believes that all compensation paid in respect of fiscal 1999 to the executive officers whose names are listed on page 20 is fully deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interests of the Company and its shareowners.

**  CEO Compensation and Evaluation

     The determination of the Chief Executive Officer's salary, bonus and annual grants of stock options and restricted performance shares followed all of the policies and calculations set forth above for those components of all executives' compensation.

     The CEO's salary increase of 12.5% effective October 1, 1998, was based on the Compensation Committee's evaluation of his and the Company's performance in fiscal 1998, ended August 2, 1998. The Company's performance in fiscal 1998 was measured against goals for CROA, EPS, sales and working capital. The goals for CROA and EPS were exceeded. Company performance was also compared to the performance of the Performance Peer Group based on CROA, sales, earnings, working capital levels, cash margins and net margins. Other measures used to evaluate the CEO were stock price performance, market share, and development of sound strategic, operating and succession plans. No specific weighting was assigned to these factors in determining the base salary increase.

     Mr. Morrison earned no bonus in fiscal 1999 based entirely on the quantitative criteria set forth on pages 16-17.

     The CEO evaluation process requires that every independent director complete a written assessment of the CEO's performance based on a formal position description for the job of CEO, which defines responsibilities in each of the following areas:

                                           -- Management Development and Succession
    -- Strategic Planning                  Planning
    -- Leadership                          -- Human Resources
    -- Financial Results                   -- Communication
    -- Management of Operations            -- Board Relations

     Input is also obtained from other sources, including securities analysts, key executives, employees, and shareowners. The results are summarized and the full text of a written evaluation is discussed and approved by the Board. The Chairman of the Compensation and Organization Committee presents the ratings and evaluation comments both in person and in writing to the CEO, who then responds to the full Board. This evaluation process was completed in July 1999 and the results were considered in Dale Morrison's annual salary review in September 1999.

                    COMPENSATION AND ORGANIZATION COMMITTEE

          Philip E. Lippincott, Chair                            Mary Alice D. Malone
          Edmund M. Carpenter                                    George Strawbridge, Jr.
          Thomas W. Field, Jr.                                   Charlotte C. Weber
          Harvey Golub

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mary Alice D. Malone owns more than 10% of the common stock of Vlasic Foods International Inc. ("Vlasic") that was spun off from the Company in 1998. The Company and Vlasic had certain business relationships in fiscal 1999 that are disclosed on page 11.

                         TABLE 1--SUMMARY COMPENSATION

     The following table sets forth the cash compensation awarded, paid to, or earned by the Company's Chief Executive Officer and the four other most highly paid Executive Officers in fiscal years 1997, 1998 and 1999.

-------------------------------------------------------------------------------------------------------
                                                             LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION            AWARDS
                                     -----------------------------------------------
                                                             RESTRICTED   SECURITIES
        NAME AND            FISCAL                             STOCK      UNDERLYING      ALL OTHER
   PRINCIPAL POSITION        YEAR     SALARY     BONUS(1)    AWARDS(2)    OPTIONS(#)   COMPENSATION(3)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

 DALE F. MORRISON            1999    $883,333       0        $7,799,768    100,000         $ 20,833
 President and Chief         1998    $800,000   $1,093,500       0         200,000         $ 56,805
 Executive Officer           1997    $362,500   $  252,323   $4,890,488    217,604         $ 18,117
-------------------------------------------------------------------------------------------------------
 F. MARTIN THRASHER (4)      1999    $350,000   $  176,337   $2,495,345     54,000         $ 13,158
 Senior Vice President               $321,667   $  454,840       0          30,750         $127,727
 and                         1998
 President, North America    1997    $283,333   $  159,536   $1,505,887     25,460         $ 13,286
 Soup and Sauces Division
-------------------------------------------------------------------------------------------------------
 CRAIG W. RYDIN (5)          1999    $260,333   $  188,500   $ 924,991      20,800         $ 23,326
 Vice President and          1998    $210,333   $  310,764   $ 120,982      14,000         $ 15,633
 President, Campbell Away    1997    $196,000   $  175,086   $ 326,788      10,880         $ 11,133
 From Home Division
-------------------------------------------------------------------------------------------------------
 BASIL L. ANDERSON           1999    $445,000       0        $2,730,844     40,500         $ 11,125
 Executive Vice President    1998    $420,000   $  398,520       0          48,000         $ 24,556
 and Chief Financial                 $360,833   $  301,680   $1,502,331    108,802         $ 12,088
 Officer                     1997
-------------------------------------------------------------------------------------------------------
 ANDREW K. HUGHSON           1999    $272,500   $   99,533   $ 624,445      14,400         $  9,301
 Vice President and          1998    $260,000   $  151,490   $  41,100      11,200         $ 12,345
 President, International    1997    $230,000   $  133,609   $ 351,470      11,642         $ 10,908
 Grocery  Asia/Pacific
-------------------------------------------------------------------------------------------------------

------------------
1. As explained on pages 15-17, the Company's annual bonus program has components based on the performance of individual business units as well as total Company performance. In fiscal 1999 no bonuses were paid based on total Company performance (778 out of 1,032 eligible executives received no bonuses). Certain business units achieved their goals and bonuses were paid in fiscal 1999 based on that performance.

2. The Restricted Stock Awards listed in the above table include one award of 10,000 time-lapse restricted shares made to F. Martin Thrasher in fiscal 1997, valued at $414,063 based on the market price of Campbell shares on the date of the grant. All other awards shown in the Restricted Stock Awards column were restricted performance shares ("RPS") granted to executives pursuant to the Long-Term Incentive Plan. The performance goals for RPS are described on pages 17-18 above. Initial "target" grants of RPS are made in the fiscal year prior to a three-year performance period. Except for dividends, which are paid on all restricted shares regardless of Company performance, initial grants of RPS are entirely at risk. The number of shares delivered to an executive when the awards are paid out at the conclusion of the performance period may range from 0% to 200% of the initial target award, depending on Company performance.

     The amounts shown in the above table with respect to RPS include three components:

     - Initial grants of RPS were made at the end of fiscal 1997 for the performance period beginning in fiscal 1998 and concluding in fiscal 2000, and at the end of fiscal 1999 for the performance period beginning in fiscal 2000 and concluding in fiscal 2002. Initial grants of RPS are reported in the Restricted Stock Awards column of the table at 100% of the initial target grants and are valued in the table based upon the market price of Campbell shares at the time of the grants.

     - If an executive was promoted during a performance period, an adjustment was made to the initial grant of RPS at the time of the promotion. The RPS awards to Messrs. Rydin and Hughson in fiscal 1998 were prorated adjustments to their initial grants for the fiscal 1998-2000 performance period, reflecting their promotions.

     - In fiscal 1997, shares were paid out to participants in the Long Term Incentive Plan for the 1994-96 performance period. As a result of Company performance exceeding the cumulative EPS goal for that period, participants received a payout of 150% of their initial grants. In fiscal 1999, shares were paid out for the 1996-1998 performance period. As a result of Company performance exceeding the cumulative EPS goal for that period, participants received a payout of 166% of their initial grants. The amounts listed in the Restricted Stock Awards column of the table for fiscal years 1997 and 1999 include the value of shares paid out in those years in excess of 100% of the initial target grants, as adjusted. Accordingly, amounts listed for fiscal 1997 include the value of the additional 50% of shares paid out in that year to any executive who participated in the program for the 1994-1996 performance period, and amounts listed for fiscal 1999 include the value of the additional 66% of shares paid out in that year to participants in the program for the 1996-1998 performance period. In each case, the additional shares in excess of 100% of the initial target grants are valued in the table based upon the market price of Campbell shares at the end of the respective performance periods.

       The aggregate number of restricted performance stock or restricted performance stock units held by the executives listed in the table, as of the end of fiscal 1999, are set forth below. Shares are valued based on the $44 closing price of Campbell shares on August 1, 1999.

                                        PERFORMANCE    NUMBER OF
                                          PERIOD        SHARES*     VALUE @ $44
                                        -----------    ---------    -----------
Dale F. Morrison......................   1998-2000       62,577     $2,753,388
                                         2000-2002      140,000     $6,160,000
F. Martin Thrasher**..................   1998-2000       17,661     $  777,084
                                         2000-2002       40,000     $1,760,000
Craig W. Rydin........................   1998-2000        8,599     $  378,356
                                         2000-2002       14,300     $  629,200
Basil L. Anderson.....................   1998-2000       31,288     $1,376,672
                                         2000-2002       40,000     $1,760,000
Andrew K. Hughson.....................   1998-2000        7,301     $  321,244
                                         2000-2002       10,000     $  440,000

---------------
      * Represents initial grants of RPS for fiscal years 1998-2000 and 2000-2002. Payouts will be made in the fiscal year following the performance period and may range from 0% to 200%, depending on Company performance. In 1998, restricted shares were adjusted to take into account the effect of the spinoff of Vlasic Foods International. Holders of restricted shares did not receive shares of Vlasic at the time of the spinoff, but instead received additional restricted shares.

     ** On August 1, 1999, Mr. Thrasher also held 4,172 time-lapse restricted shares with a value of $183,568 at $44 per share.

3. "All other compensation" consists of Company contributions or allocation to savings plans (tax-qualified and supplemental).

4. F. Martin Thrasher became President of North America Soup and Sauces Division on July 1, 1999. He was appointed President of Europe/Canada in the beginning of fiscal 1998 and, in addition to contributions to savings plans of $23,295, his other compensation in fiscal 1998 included $104,440 for expenses related to his relocation overseas.

5. Craig W. Rydin became President of Campbell Away From Home in fiscal 1999, located in Camden, New Jersey. Previously he was President of Godiva located in New York City. In addition to contributions to savings plans of $11,221, his other compensation in fiscal 1999 included $12,105 for relocation expenses.

--------------------------------------------------------------------------------------------------------
                              TABLE 2 -- OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------
                                                                                         GRANT DATE
                                  INDIVIDUAL GRANTS                                       VALUE(1)
--------------------------------------------------------------------------------------------------------
                                                       % OF
                                       NUMBER OF      TOTAL
                                       SECURITIES    OPTIONS
                                       UNDERLYING   GRANTED TO   EXERCISE                  GRANT
                                        OPTIONS     EMPLOYEES    OR BASE                    DATE
                                       GRANTED(2)   IN FISCAL     PRICE     EXPIRATION    PRESENT
                NAME                      (#)          YEAR       ($/SH)       DATE      VALUE ($)
--------------------------------------------------------------------------------------------------------
  Dale F. Morrison                      100,000        2.6%       $42.53     6/24/09     $1,237,000
--------------------------------------------------------------------------------------------------------

  F. Martin Thrasher                     54,000        1.4%       $42.53     6/24/09     $ 667,980
--------------------------------------------------------------------------------------------------------

  Craig W. Rydin                         20,800        0.5%       $42.53     6/24/09     $ 257,296
--------------------------------------------------------------------------------------------------------

  Basil L. Anderson                      40,500        1.0%       $42.53     6/24/09     $ 500,985
--------------------------------------------------------------------------------------------------------

  Andrew K. Hughson                      14,400        0.4%       $42.53     6/24/09     $ 178,128
--------------------------------------------------------------------------------------------------------

------------------
(1) In accordance with Securities and Exchange Commission (SEC) rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value for the option grant expiring on June 24, 2009: option term of 10 years, volatility of 22.8% (calculated monthly over the three preceding calendar years), dividend yield of 1.9%, forfeiture risk rate of 9.1%, and interest rate of 4.7% (ten year Treasury note rate at January 2, 1999). The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

(2) Options have a ten-year term and vest cumulatively over three years at the rate of 30%, 60%, 100% respectively on the first three anniversaries following the date of grant. All options vest immediately in the event of a Change in Control.

-----------------------------------------------------------------------------------------------
                  TABLE 3 -- AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------
                                                     SECURITIES
                                                     UNDERLYING             VALUE OF
                                                      NUMBER OF            UNEXERCISED
                                                     UNEXERCISED          IN-THE-MONEY
                                                     OPTIONS AT            OPTIONS AT
                                                     FY-END (#)           FY-END ($)(2)
                           SHARES      --------------------------------------------------------
                        ACQUIRED ON    REALIZED    EXER-    UNEXER-     EXER-      UNEXER-
         NAME           EXERCISE (#)    ($)(1)    CISABLE   CISABLE    CISABLE     CISABLE
-----------------------------------------------------------------------------------------------
  Dale F. Morrison              0             0   318,404   327,042   $2,254,336   $146,870
-----------------------------------------------------------------------------------------------

  F. Martin Thrasher            0             0   175,037   85,709    $2,835,955   $ 79,310
-----------------------------------------------------------------------------------------------

  Craig W. Rydin           13,279      $615,418    86,889   34,952    $1,741,799   $ 30,549
-----------------------------------------------------------------------------------------------

  Basil L. Anderson             0             0   297,285   117,621   $3,151,435   $ 59,482
-----------------------------------------------------------------------------------------------

  Andrew K. Hughson             0             0    31,235   26,897    $  252,558   $ 21,149
-----------------------------------------------------------------------------------------------

------------------
(1) Value realized equals pretax market value of the stock on date of exercise, less the exercise price, times the number of shares acquired. Shares may be used to pay withholding taxes.

(2) Value of unexercised options equals fair market value of a share into which the option could have been converted at August 1, 1999 (market price $44.00), less exercise price, times the number of options outstanding.

                    RETURN TO SHAREOWNERS* PERFORMANCE GRAPH

     The following graph compares the cumulative total Shareowner return on the Company's Capital Stock with the cumulative total return of the Standard & Poor's Food Index (the "S&P Food Group") and the Standard & Poor's 500 Stock Index (the "S&P 500"). Also shown below are the related compound annual growth rates (CAGR). The graph assumes that $100 was invested on August 2, 1994, in each of Campbell stock, the S&P Food Group and the S&P 500, and that all dividends were reinvested.
[RETURN TO SHAREOWNERS PERFORMANCE GRAPH]

                                                        CAMPBELL                 S&P FOOD GROUP                  S&P 500
                                                        --------                 --------------                  -------
1994                                                       100                         100                         100
1995                                                       130                         129                         126
1996                                                       190                         148                         146
1997                                                       296                         221                         221
1998                                                       330                         243                         266
1999                                                       273                         231                         319
CAGR                                                        22.4%                       18.2%                       26.1%

PENSION PLANS

     Effective May 1, 1999, the present value of accrued benefits for executive officers named on page 20 under the Company's regular and supplementary pension plans was converted to an opening "account balance" to begin accruing benefits under a cash balance formula. Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based upon a percentage of the participant's base salary plus bonus paid in the current pay period. The applicable percentage is determined by the age of the participant as of the beginning of the current calendar year. If an individual participated in the Company's regular and supplementary plans prior to May 1, 1999, and leaves the Company within fifteen years of that date, such participant will receive the greater of the benefits as calculated under the final average pay plan method in effect prior to May 1, 1999 or under the cash balance formula method.

     The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's regular and supplementary final average pay pension plans.

  AVERAGE
COMPENSATION
 IN HIGHEST
 5 YEARS OF                      ESTIMATED ANNUAL PENSIONS
  LAST 10                             YEARS OF SERVICE
  YEARS OF     --------------------------------------------------------------
 EMPLOYMENT        20           25           30           35           40
------------   ----------   ----------   ----------   ----------   ----------
 $  600,000    $  248,060   $  252,700   $  266,121   $  281,301   $  296,481
    800,000       338,060      342,700      356,121      376,301      396,481
  1,000,000       428,060      432,700      446,121      471,301      496,481
  1,200,000       518,060      522,700      536,121      566,301      596,481
  1,400,000       608,060      612,700      626,121      661,301      696,481
  1,600,000       698,060      702,700      716,121      756,301      796,481
  1,800,000       788,060      792,700      806,121      851,301      896,481
  2,000,000       878,060      882,700      896,121      946,301      996,481
  2,200,000       968,060      972,700      986,121    1,041,301    1,096,481
  2,400,000     1,058,060    1,062,700    1,076,121    1,136,301    1,196,481

     Compensation covered for executive officers named in the table on page 20 is the same as the total salary and bonus shown in that table. These estimated amounts assume retirement at age 65 (normal retirement age) with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to deduction for Social Security benefits or other offsets. The years of service set forth below for the executive officers named in the table on page 20 include additional years of service pursuant to supplemental pension arrangements designed to attract executives from other employers in the middle of their careers. Such arrangements are a necessary part of the recruitment and retention package for senior executives in order to compensate them for pension benefits that would have accrued had they remained at their previous employers. As of the end of fiscal 1999, the full years of accrued service under the pension plans for the individuals named in the compensation table on page 20 were as follows: Dale F. Morrison -- 10 years; F. Martin Thrasher -- 19 years; Craig W. Rydin -- 30 years; Basil L. Anderson -- 8 years; and Andrew K.
Hughson -- 8 years.

TERMINATION ARRANGEMENTS

     The Company has entered into Special Severance Protection Agreements ("Special Severance Agreements") with certain of the executive officers named on page 20 as well as certain other executive officers. The Special Severance Agreements provide severance pay and continuation of certain benefits should a Change in Control occur. Entry into the Agreements was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under the Special Severance Agreements, the executive's employment must be terminated involuntarily, without cause, whether actual or "constructive," within two years following a Change in Control.

     Generally, a "Change in Control" will be deemed to have occurred in any of the following circumstances:

      (i) the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;
     (ii) the persons serving as directors of the Company as of January 25, 1990, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up at least two-thirds of the Board;

    (iii) a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 80% or less of the surviving corporation; or
     (iv) a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

     Under the Special Severance Agreements, severance pay would equal two and one half years' base salary and bonus. Medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive's 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company's pension plans had the executive remained in the employ of the Company for an additional 30 months or until his or her 65th birthday, if earlier.

     Upon a Change in Control, (a) all options outstanding on the date of such Change in Control would become immediately and fully exercisable and (b) all restrictions upon any restricted shares (other than "Performance Restricted Shares" which are subject to performance related restrictions) would lapse immediately and all such shares would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Shares or (ii) a pro rata portion of such Performance Restricted Shares based on the portion of the performance period that has elapsed to the date of the Change in Control.

     During any fiscal year in which a Change in Control occurs, each participant (a) whose employment is terminated prior to the end of such year or
(b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the Management Worldwide Incentive Plan for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. Such payment would be made whether or not the Company has paid any cash dividend in the fiscal year.

                                     ITEM 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Board, upon the recommendation of its Audit Committee, reappointing the firm of PricewaterhouseCoopers LLP ("PwC") Certified Public Accountants, as independent accountants to make an audit of the accounts of the Company for fiscal 2000. PwC has audited the Company's books for many years. The names of the Directors serving on the Audit Committee are indicated on page 9, under the heading "Board Committees and Meeting Attendance". The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PwC declines to act or becomes incapable of acting, or if their employment is discontinued, the Board will appoint other accountants whose continued employment after the 2000 Annual Meeting of the Shareowners will be subject to ratification by the Shareowners.

     Representatives of PwC will be at the 1999 Annual Meeting to make a statement if they desire to do so and to answer questions.

     For fiscal 1999 PwC also examined the separate financial statements of certain of the Company's foreign subsidiaries and provided other audit services to the Company in connection with SEC filings, review of periodic financial statements and audits of certain employee benefit plans.

                                     ITEM 3

       REAPPROVAL OF CAMPBELL SOUP COMPANY 1994 LONG-TERM INCENTIVE PLAN

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The Campbell Soup Company 1994 Long-Term Incentive Plan ("Long-Term Plan") was approved by shareowners at the 1994 Annual Meeting. The Long-Term Plan is being submitted for reapproval for two main reasons. The first reason is to increase the number of shares that may be issued under the Long-Term Plan from 25,000,000 to 50,000,000. The second reason is to meet the conditions of the Internal Revenue Code so that compensation in excess of $1,000,000 paid to any of the Company's five highest paid executive officers can be deducted for federal income tax purposes.

     When the Long-Term Plan was approved in 1994 for a ten-year period, 25,000,000 shares (as adjusted for the 2-for-1 stock split in 1997) were allocated for stock option and restricted stock awards, with the anticipation that these shares would cover grants made during the first five years of the ten-year period. Grants of stock options and restricted stock have been made that amount to approximately 19,500,000 shares and there are approximately 5,500,000 shares remaining under the initial authorization. To allow the Committee to continue awards of stock options and restricted stock over the next five years, an increase in the number of authorized shares is required. The amendment would authorize the issuance of an additional 25,000,000 shares, or approximately 6% of the Company's outstanding shares, under the Long-Term Plan. Other major corporations generally allocate at any given time approximately 10% to 12% of their outstanding shares to their executive stock programs and request new share authorizations every three to five years. The Company's outstanding shares at September 20, 1999, were 427,836,506.

     The Long-Term Plan currently provides that shares issued for options and restricted stock awards may come only from treasury shares. Such a requirement results in the need to maintain a sufficient number of treasury shares to provide for outstanding options and restricted stock grants. As of the end of fiscal 1999, there were approximately 113,000,000 shares held by the Company in its treasury and approximately 21,000,000 options and restricted shares outstanding. The use of treasury shares for options and restricted shares may help to maintain the stability of proportionate ownership interests in the Company and prevent dilution of existing shareowners' interests. The use of treasury shares exclusively eliminates the ability of the Company to use authorized but unissued shares, a less costly vehicle for issuing shares, to satisfy options and to grant restricted stock. Since 1984, the Company has not used authorized but unissued shares to satisfy options or to grant restricted shares.

     The Board recommends the reapproval of the Long-Term Incentive Plan. A majority of the votes cast at the meeting is required for approval. Except as otherwise specified in the proxy, proxies will be voted for approval. The Long-Term Plan is designed to motivate and reward key employees to attain and surpass long-range performance goals, and to compete with other major corporations in securing and retaining key employees.

     A summary of the material features of the Long-Term Plan appears below. The full text of the Long-Term Plan is set forth in Appendix A and should be referred to for a complete description of its provisions.

*  Effective Date and Expiration.

     The Long-Term Plan became effective on November 17, 1994, and will terminate on November 17, 2004. No award may be made under the Long-Term Plan after its expiration date, but awards made prior thereto may extend beyond that date.

*  Administration.

     The Long-Term Plan is administered by the Compensation and Organization Committee of the Board of Directors which consists entirely of outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code. The Committee has full authority to interpret the Long-Term Plan and to establish rules for its administration. The Committee may, in its discretion, accelerate the date on which an option or stock appreciation right may be exercised, the date of termination of restrictions applicable to a restricted stock award, or the end of a performance period under a performance unit award, if the Committee determines that to do so would be in the best interests of the Company and the participants in the Long-Term Plan.

*  Eligibility for Awards.

     Awards can be made to key employees who can be any management salaried employee. The current eligible group consists of approximately 1,000 persons. An award to any key employee who also serves as a director must be approved by the Board of Directors. Non-employee directors are eligible to receive awards.

*  Determination of Amount and Form of Award.

     The amount of individual awards to key employees will be determined by the Committee, subject to the limitations of the Long-Term Plan. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the key employee, his or her potential contributions to the success of the Company, and other factors deemed relevant by the Committee.

*  Limitations on Awards.

     The Long-Term Plan provides that over its ten-year term, stock options (and related stock appreciation rights) and restricted and unrestricted stock grants for not more than 50,000,000 shares of Campbell Capital Stock may be issued. Notwithstanding the foregoing, after November 18, 1999, awards consisting of (1) performance units that are measured based on the value of Campbell Capital Stock, (2) restricted stock and (3) unrestricted stock shall not exceed the aggregate of (x) 25% of the 25,000,000 shares authorized by Shareowners on November 18, 1999 and (y) 25% of the 5,500,000 shares remaining available for grant as of November 18, 1999 that were authorized by Shareowners on November 17, 1994. Campbell Capital Stock closed at $41.94 on September 20, 1999, on the New York Stock Exchange composite tape. A maximum of five million stock options may be issued in one year to any one participant. A maximum of $5 million for each year in a performance period or restriction period may be awarded in the form of Restricted Stock or Performance Units to any one participant.

*  Stock Options.

     The Committee can grant nonqualified options and options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended. The term of an option cannot exceed ten years from the date of grant. The option price must be not less than the fair market value of a share of Campbell Capital Stock on the date of grant. Stock options may not be repriced.

*  Stock Appreciation Rights ("SAR").

     The Committee can grant a SAR in connection with a stock option granted under the Plan or a SAR unrelated to any option. If a grantee exercises a SAR, the grantee would receive an amount equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised over the option price of the shares. Payment would be in cash, in shares or a combination of the two as the Committee determines.

*  Restricted Performance Share Awards.

     The Committee can also issue or transfer shares of Campbell Capital Stock to a participant under a restricted performance share award. Awards are subject to certain conditions and restrictions during a specific period of time, such as the grantee remaining in the employment of the Company and/or the attainment by the Company of certain performance goals (see pages 17-18 of the Compensation Committee Report for the performance goals used under the Long-Term Plan). The shares cannot be transferred by the grantee prior to the termination of that period. The grantee is, however, entitled to vote the shares and in most cases is entitled to receive the dividends currently.

*  Performance Unit Awards.

     The Committee can grant performance unit awards payable in cash or stock at the end of a specified performance period. Payment will be contingent upon achieving performance goals by the end of the performance period. The Committee will determine the length of an award period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

*  Director Compensation.

     In 1995, the shareowners approved an amendment to the Long-Term Plan providing for the award of 2,400 Campbell shares and 2,000 stock options to each Campbell Director on an annual basis beginning on January 1, 1996. A description of the Company's Director compensation program for fiscal 1999 is set forth on page 8. This program was designed to deliver compensation at the median of the Performance Peer Group (15 food companies that include Campbell's top competitors) with the opportunity for increased pay depending on total return delivered to shareowners. The Board has reviewed competitive data and believes the annual value of the current compensation package of approximately $160,000 for calendar 1999 (based on a $44 stock price) is high. The Board has approved a new compensation package designed to meet two key criteria.

     1. Deliver annual compensation that is at the median of the Performance Peer Group; and

     2. Deliver the compensation in the following proportions:

      -- 50% Stock options (based on the Black-Scholes valuation model and the stock price on December 31 of each year)

      -- 30% Campbell Capital Stock (based on the closing price on December 31 of each year)

      -- 20% Cash

     For calendar year 2000, the Board determined that the median compensation target will be $113,000. The Board believes that setting compensation at a fixed dollar amount and paying a higher proportion of compensation in stock options will link compensation with returns to shareowners more closely than the current program.

     In order to implement this new compensation package, the Board recommends that Article VII of the Long-Term Plan be amended to give the Board the discretion to set the number of options and Campbell Capital Stock that are awarded to Directors each year.

*  Amendment.

     The Board of Directors can amend, suspend or terminate the Long-Term Plan, but cannot, without the Shareowners' approval, do any of the following:

   -- materially increase the benefits accruing to participants;

   -- materially modify the requirements for eligibility;

   -- extend the term of the Long-Term Plan; or

   -- increase the number of shares of Campbell Capital Stock which may be issued under the Long-Term Plan (except in the case of recapitalization, stock split, or other changes in the corporate structure in which event the Committee may make appropriate adjustments).

*  Federal Income Tax Consequences.

     Stock Options. The grant of an incentive stock option, a nonqualified stock option or a SAR, does not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option does result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

     Neither the grant nor the exercise of an incentive stock option results in taxable income for the grantee. The excess of the market value on the exercise date over the option price of the shares, however, is an "item of adjustment" for alternative minimum tax purposes. When a grantee disposes of shares acquired by exercise of an incentive stock option, the grantee's gain (the difference between the sale proceeds and the price paid by the grantee for the shares) upon the disposition will be taxed as capital gain provided the grantee (i) does not dispose of the shares within two years after the date of grant nor within one year after the transfer of shares upon exercise, and (ii) exercises the option while an employee of the company or a subsidiary or within three months after termination of employment for reasons other than death or disability. If the shares are disposed of before the expiration of either period, the grantee generally will realize ordinary income in the year of the disqualifying disposition.

*  Additional Information.

     If a participant elects to defer payment of compensation, the value of the amount deferred at the time of distribution will be measured as determined by the Committee. The provisions in the event of a Change in Control are described on pages 24-25. The awards made in the form of restricted performance shares and stock options under the Long-Term Plan during the last three fiscal years to the five highest paid executives are described on pages 20-22.

                                     ITEM 4

                      REAPPROVAL OF CAMPBELL SOUP COMPANY
                      MANAGEMENT WORLDWIDE INCENTIVE PLAN

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The Campbell Soup Company Management Worldwide Incentive Plan ("WIN Plan"), which is the annual bonus program, has been in effect for 42 years. The Shareowners first approved the WIN Plan at the 1957 Annual Meeting, and most recently in amended form at the 1994 Annual Meeting. The WIN Plan must be resubmitted to the Shareowners for approval at least once every five years. In accordance with that provision, the WIN Plan (including certain amendments adopted by the Board and described below) is being submitted at the 1999 Annual Meeting for reapproval by a majority of the votes cast at the meeting. Except as otherwise specified in the proxy, proxies will be voted for approval. A description follows of the present WIN Plan and the amendments, together with certain related information. The full text of the WIN Plan is set forth in Appendix B and should be referred to for a complete description of its terms and conditions.

*  Purpose.

     The purpose of the WIN Plan is to attract, motivate and retain high caliber employees and to provide meaningful individual and group incentives within the Company and its subsidiaries. It gives the Compensation and Organization Committee ("Committee") of the Board of Directors discretion to determine the aggregate amount of money to be used for awards based upon competitive compensation practices and such measures of the Company's performance as the Committee selects from time to time. Approximately 1,050 employees are eligible to receive incentive compensation under the WIN Plan. The bonuses paid during the last three years to the five highest paid executive officers are set forth on page 20. The Committee and the Board are prohibited from making any awards for a fiscal year in which no cash dividend is paid on Campbell Capital Stock, except in the event of a Change in Control as described on pages 24-25. Individual awards are determined annually by the Committee in accordance with performance goals established by the Committee at the beginning of the fiscal year. The performance goals used for fiscal 1999 are described on pages 16-17.

*  Amendments.

     The Board may amend, suspend or terminate the WIN Plan but it may not adversely affect awards previously made.

     The proposed amendments that have been approved by the Board are designed to (1) broaden the definition of performance goals to include other value-based performance measures, such as economic profit; (2) increase the allowable maximum annual payment from $3 million to $5 million; (3) provide the Committee the discretion to convert bonus awards into stock options or restricted stock under the Long-Term Plan; and (4) eliminate unneeded provisions regarding deferral of bonus awards.

                       SUBMISSION OF SHAREOWNER PROPOSALS

     Under Rule 14a-8(e) of the Securities and Exchange Commission, shareowner proposals intended for inclusion in next year's proxy statement must be submitted in writing to the Company to the Corporate Secretary at Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 13, 2000.

     Any shareowner proposal for next year's annual meeting submitted after August 28, 2000, will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c) (1). For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and 2) the proponent does not issue a proxy statement.

            DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP REPORTS

     The federal securities laws require the Company's Directors and Executive Officers, and persons who own more than ten percent of the Company's capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 1, 1999, all the Company's Executive Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the Directors' proxy to vote on such matters in accordance with his best judgment.

                       PROXIES AND VOTING AT THE MEETING

     This statement and the accompanying proxy card are being mailed on or about October 8, 1999, for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 18, 1999. The mailing address of the Company's World Headquarters is Campbell Place, Camden, New Jersey 08103-1799.

     Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by Shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

     This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Copies of proxy solicitation material will be mailed to Shareowners, and employees of the Company may communicate with Shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

     When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company's Dividend Reinvestment Plan, will be voted by the person named as the Directors' proxy in accordance with each Shareowner's directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees, the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees, and the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan. If participants in these Plans are also Shareowners of record under the same account information, they will receive a single proxy which represents all shares. If the account information is different, then the participants will receive separate proxies.

     Shareowners of record and participants in savings plans may cast their vote by:

     1) using the toll-free phone number listed on the proxy solicitation/voting instruction card;

     2) using the Internet and voting at the web site listed on the proxy card;
        or

     3) signing, dating and mailing the proxy card in the enclosed postage paid envelope.

     The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the savings plan participants to instruct a plan fiduciary to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy solicitation/voting instruction card.

     Shareowners are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Directors (or, in the case of participants in the Plans referred to above, may be voted at the discretion of the applicable Trustee). This year shareowners who own shares directly in their own name, may vote their shares by telephone or via the Internet. Please refer to the specific instructions on the enclosed proxy card.

     A Shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a Shareowner wishes to give a proxy to someone other than the Directors' proxy, all three names appearing on the enclosed proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the Shareowner.

     Each Shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card. The Company will then be able to mail an admission card to the Shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.

                    INFORMATION ABOUT ATTENDING THE MEETING

     The Annual Meeting of Shareowners will be held this year at the Civic Center, Paris, Texas, which is approximately 5 miles from the Company's soup plant in Paris, Texas. A map showing the meeting location appears at the back of this booklet.

     To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. Shareowners who do not have admission cards will need to register at the door.

     IF YOU DO NOT OWN SHARES IN YOUR OWN NAME, YOU SHOULD HAVE YOUR BROKER OR AGENT IN WHOSE NAME THE SHARES ARE REGISTERED CALL (856) 342-6122, FAX (856) 342-3889, OR WRITE TO THE OFFICE OF THE CORPORATE SECRETARY AT CAMPBELL PLACE, CAMDEN, NJ, 08103-1799 TO REQUEST A TICKET BEFORE NOVEMBER 3, 1999. OTHERWISE YOU MUST BRING PROOF OF OWNERSHIP (E.G. BROKER'S STATEMENT) IN ORDER TO BE ADMITTED DURING THE DAY OF THE MEETING.

     We cannot issue admission tickets to guests of Shareowners because there is only enough seating capacity for Shareowners who attend the meeting. Please note that the doors to the meeting room at the Civic Center in Paris, Texas, will not be open for admission until 10:00 a.m.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE BY PHONE OR VIA THE INTERNET AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Camden, New Jersey
October 8, 1999
                                          By order of the Board of Directors,

                                             /s/ JOHN J. FUREY
                                               John J. Furey
                                            Corporate Secretary

--------------------------------------------------------------------------------

                             CAMPBELL SOUP COMPANY

                            ------------------------

                         1994 LONG-TERM INCENTIVE PLAN

                            ------------------------

                         As amended: November 18, 1999

--------------------------------------------------------------------------------

                                   Appendix A

                             CAMPBELL SOUP COMPANY

                         1994 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

ARTICLE                                                                 PAGE
-------                                                                 ----
 I.       Purpose and Effective Date..................................   A-1
 II.      Definitions.................................................   A-1
 III.     Administration..............................................   A-3
 IV.      Awards......................................................   A-3
 V.       Stock Options and Stock Appreciation Rights.................   A-4
 VI.      Restricted Stock............................................   A-8
 VII.     Awards for Non-Employee Directors...........................   A-8
 VIII.    Unrestricted Campbell Stock Awards for Key Employees........   A-9
 IX.      Award of Performance Units..................................   A-9
 X.       Deferral of Payments........................................  A-10
 XI.      Miscellaneous Provisions....................................  A-10
 XII.     Change in Control of the Company............................  A-11

                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

     sec.1.1 PURPOSE. The purpose of the Plan is to provide financial incentives for selected Key Employees of the Campbell Group and for the non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Campbell Group by (1) attracting and retaining employees and Directors of outstanding ability, (2) strengthening the Campbell Group's capability to develop, maintain, and direct a competent management team,
(3) providing an effective means for selected Key Employees and non-employee Directors to acquire and maintain ownership of Campbell Stock, (4) motivating Key Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with those of other major corporations.

     sec.1.2 EFFECTIVE DATE AND EXPIRATION OF PLAN. The Plan was approved at the 1994 annual meeting of shareowners of the Company and became effective on November 17, 1994. Unless earlier terminated by the Board pursuant to Section 11.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

                                   ARTICLE II

                                  DEFINITIONS

     The following words and phrases, as used in the Plan, shall have these meanings:

     sec.2.1 "AWARD" means, individually or collectively, any Option, SAR, Restricted Stock, unrestricted Campbell stock or Performance Unit Award.

     sec.2.2  "BOARD" means the Board of Directors of the Company.

     sec.2.3 "CAMPBELL GROUP" means the Company and all of its Subsidiaries on and after the Effective Date.

     sec.2.4  "CAMPBELL STOCK" means Capital Stock of the Company.

     sec.2.5 "CAPITAL AND INCOME RETAINED IN THE BUSINESS" means capital and income, retained in the business of the Campbell Group as reported to the Company on a consolidated basis by its independent public accountants.

     sec.2.6 "CAUSE" means the termination of a Participant's employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Campbell Group, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Campbell Group,
(4) gross negligence in the performance of the Participant's duties having an adverse effect on the business, operations, assets, properties or financial condition of the Campbell Group, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with the Campbell Group. The determination of whether a Participant's employment was terminated for Cause shall be made by the Company in its sole discretion.

     sec.2.7  "CODE" means the Internal Revenue Code of 1986, as amended.

     sec.2.8 "COMMITTEE" means the Compensation and Organization Committee of the Board. All members of the Committee shall be "Outside Directors," as defined or interpreted for purposes of Section 162(m) of the Code, and "Non-Employee Directors," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act").

     sec.2.9 "COMPANY" means Campbell Soup Company and its successors and assigns.

     sec.2.10 "DEFERRED ACCOUNT" means an account established for a Participant under Section 10.1.

     sec.2.11 "DIRECTOR" means a member of the Board of Directors of the Company.

     sec.2.12  "EFFECTIVE DATE" means November 17, 1994.

     sec.2.13 "FAIR MARKET VALUE" means, as of any specified date, an amount equal to the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape on the specified date.

     sec.2.14 "FISCAL YEAR" means the fiscal year of the Company, which is the 52- or 53-week period ending on the Sunday closest to July 31.

     sec.2.15  "INCENTIVE STOCK OPTION" means an option within the meaning of
Section 422 of the Code.

     sec.2.16 "INCOME BEFORE TAXES ON INCOME" means income before taxes on income of the Campbell Group as reported to the Company on a consolidated basis by its independent public accountants.

     sec.2.17 "KEY EMPLOYEE" means a salaried employee of the Campbell Group who is in a management position.

     sec.2.18 "NONQUALIFIED STOCK OPTION" means an Option granted under the Plan other than an Incentive Stock Option.

     sec.2.19 "OPTION" means either a Nonqualified Stock Option or an Incentive Stock option to purchase Campbell Stock.

     sec.2.20 "OPTION PRICE" means the price at which Campbell Stock may be purchased under an Option as provided in Section 5.4 or in the case of a SAR granted under Section 5.8 the Fair Market Value of Campbell Stock on the date the SAR is awarded.

     sec.2.21 "PARTICIPANT" means a Key Employee or a non-employee Director to whom an Award has been made under the Plan or a Transferee.

     sec.2.22 "PERFORMANCE GOALS" means goals established by the Committee pursuant to Section 4.5.

     sec.2.23 "PERFORMANCE PERIOD" means a period of time over which performance is measured.

     sec.2.24  "PERFORMANCE UNIT" means the unit of measure determined under
Article IX by which is expressed the value of a Performance Unit Award.

     sec.2.25  "PERFORMANCE UNIT AWARD" means an Award granted under Article IX.

     sec.2.26 "PERSONAL REPRESENTATIVE" means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

     sec.2.27  "PLAN" means Campbell Soup Company 1994 Long-Term Incentive Plan.

     sec.2.28 "RESTRICTED PERFORMANCE STOCK" means Campbell Stock subject to Performance Goals provided in Section 4.5.

     sec.2.29 "RESTRICTED STOCK" means Campbell Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

     sec.2.30  "RESTRICTED STOCK AWARD" means an Award granted under Article VI.

     sec.2.31  "RESTRICTION PERIOD" means a period of time determined under
Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

     sec.2.32  "SAR" means a stock appreciation right granted under Section 5.8.

     sec.2.33 "STATEMENT" means a written confirmation of an Award under the Plan furnished to the Participant.

     sec.2.34 "SUBSIDIARY" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

     sec.2.35 "TRANSFEREE" means a person to whom a Key Employee or non-employee Director has transferred his or her rights under the Plan in accordance with procedures and guidelines adopted by the Company.

                                  ARTICLE III

                                 ADMINISTRATION

     sec.3.1 COMMITTEE TO ADMINISTER. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

     A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

     sec.3.2  POWERS OF COMMITTEE.

     (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Employees who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Unit.

     (b) An Option, a SAR, a Restricted Stock Award, an unrestricted Campbell Stock Award, or a Performance Unit Award may be granted by the Committee to a Key Employee who is a Director of the Company only if approved by the Board.

     (c) The Committee shall determine and set forth in an Award Statement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Statement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

                                   ARTICLE IV

                                     AWARDS

     sec.4.1 AWARDS. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, unrestricted Campbell Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Key Employee. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

     sec.4.2 ELIGIBILITY FOR AWARDS. An Award may be made to any Key Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Key Employee, his or her present and potential contributions to the success of the Campbell Group, the value of his or her services to the Campbell Group, and such other factors deemed relevant by the Committee. Non-employee Directors are eligible to receive Awards pursuant to
Article VII.

     sec.4.3 SHARES AVAILABLE UNDER THE PLAN. The Campbell Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, and Restricted Stock and unrestricted Campbell Stock Awards must be Campbell Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 11.2, no more than 50,000,000 shares of Campbell Stock shall be issuable upon exercise of Options, SARs, or pursuant to Performance Unit Awards, Restricted Stock or unrestricted Campbell Stock Awards granted under the Plan. Any shares of Campbell Stock (1) tendered in payment of the Option Price of Options; (2) subject to an Option which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised; or (3) any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan. Shares subject to an Option cancelled upon the exercise of a SAR shall not again be available for Awards under the Plan. After November 18, 1999, Awards consisting of (1) Performance Units that are measured based on the Fair Market Value of one share of Campbell Stock, (2) Restricted Stock, and (3) unrestricted Campbell Stock shall not exceed the aggregate of (x) 25% of the 25,000,000 shares authorized by Shareowners on November 18, 1999 and (y) 25% of the 5,500,000 shares remaining available for grant as of November 18, 1999 that were authorized by Shareowners on November 17, 1994.

     sec.4.4 LIMITATION ON AWARDS. The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Key Employee with respect to a Performance Period or Restriction Period may not exceed $5 million for each fiscal year included in such Performance Period or Restriction Period. The maximum number of shares for which Options may be granted to any Participant in any one fiscal year shall not exceed five million.

     sec.4.5 GENERAL PERFORMANCE GOALS. Prior to the beginning of a Performance Period the Committee will establish in writing Performance Goals for the Company and its various operating units. The goals will be comprised of specified levels of one or more performance criteria as the Committee may deem appropriate such as: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, return on capital or other value-based performance measures. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

     sec.4.6 AWARDS IN LIEU OF SALARY OR BONUS. The Committee may, in its sole discretion, subject to Section 3.2 and such terms and conditions as the Committee may prescribe, give Participants the opportunity to receive Awards in lieu of future salary, bonus or other compensation.

                                   ARTICLE V

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     sec.5.1 AWARD OF STOCK OPTIONS. The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Key Employee. Awards of Incentive Stock Options and Nonqualified Stock Options must be separate and not in tandem.

     sec.5.2  PERIOD OF OPTION.

     (a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. After the waiting period, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Stock Option Statement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

     (b) Except as provided in Section 5.6, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an employee of the Campbell Group.

     sec.5.3 STOCK OPTION AWARD STATEMENT OR AGREEMENT. Each Option shall be evidenced by a Statement or an option agreement.

     sec.5.4 OPTION PRICE, EXERCISE AND PAYMENT. The Option Price of Campbell Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Campbell Stock at the date such Option is granted, as determined by the Committee. Stock Options shall not be repriced.

     Options may be exercised from time to time by giving written notice to the Treasurer of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Campbell Stock.

     In the event such Option Price is paid in whole or in part, with shares of Campbell Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the average of the high and low sales prices of Campbell Stock quoted on the New York Stock Exchange composite tape on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Campbell Stock upon exercise of an Option until the Option Price is fully paid. The Participant may satisfy any minimum amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Campbell Stock to be delivered for the payment of such taxes.

     sec.5.5 LIMITATIONS ON INCENTIVE STOCK OPTIONS. Each provision of the Plan and each Option Statement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Statement thereof that cannot be so construed shall be disregarded.

     sec.5.6 TERMINATION OF EMPLOYMENT. The following provisions will govern the ability of a Participant to exercise any outstanding Options or SARs following the Participant's termination of employment with the Campbell Group.

          (a) If the employment of a Participant with the Campbell Group is terminated for reasons other than (i) death, (ii) discharge for Cause,
     (iii) retirement, or (iv) resignation, the Participant may exercise a SAR or an Option, except an Incentive Stock Option, at any time within three years after such termination, to the extent of the number of shares covered by such Option or SAR which were exercisable at the date of such termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration of such three-year period or the expiration date of such Option or SAR, whichever occurs first.

          (b) If the employment of a Participant with the Campbell Group is terminated for Cause, any Options or SARs of such Participant shall expire and any rights thereunder shall terminate immediately.

          (c) Any Option or SAR of a Participant whose service is terminated by resignation may be exercised at any time within three months of such resignation to the extent that the number of shares covered by such Option or SAR were exercisable at the date of such resignation, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

          (d) Should a Participant, who is not eligible to retire under the Company's pension plan or a pension plan of any affiliated Company, die either while in the employ of the Campbell Group or after termination of such employment (other than discharge for Cause), the SAR or Option rights, except Incentive Stock Option Rights, of such deceased Participant may be exercised by his or her Personal Representative at any time within three years after the Participant's death to the extent of the number of shares covered by such Option or SAR which were exercisable at the date of such death, except that an Option or SAR shall not be so exercisable on any date beyond the expiration date of such Option or SAR.

          (e) After February 29, 1996, should a Participant who is eligible to retire under the Company's pension plan or a pension plan of any affiliated company die prior to the vesting of all Options or SARs, any installment or installments not then exercisable shall become fully exercisable as of the date of Participant's death and the SARs or Option rights, except Incentive Stock Option Rights, may be exercised by the Participant's Personal Representative at any time prior to the expiration date of any Option or SAR.

          (f) Should a Participant who retires after February 29, 1996, die prior to exercising all Options or SARs, then his or her SAR and Option rights, except Incentive Stock Option Rights, may be exercised by the Participant's Personal Representative at any time prior to the expiration date of any Options or SAR.

          (g) If a Participant who was granted an Option or SAR dies within 180 days of the expiration date of such Option or SAR, and if on the date of death the Participant was then entitled to exercise such Option or SAR, including Options and SARs vested pursuant to section 5.6 (e), and if the Option or SAR expires without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option or SAR) of Campbell Stock subject to the Option or SAR exceeds the Option Price.

          (h) Any SAR or Option, except an Incentive Stock Option, of a Participant who retires after February 29, 1996, may be exercised at any time prior to the expiration date of such Option or SAR. In the event the Participant's employment with the Campbell Group terminates prior to the vesting of all Options and SARs, and if the Participant is eligible to retire under the Company's pension plan or a pension plan of any affiliated company at the date of such termination, any installment or installments not then exercisable shall become fully exercisable as of the effective date of such termination. If the Participant receives severance payments from the Company or any affiliated company and becomes eligible to retire during the severance payment period, all of the Participant's Options and SARs shall become fully exercisable as of the date of such Participant's retirement eligibility date and may be exercised at any time prior to the expiration date of such Option or SAR.

          (i) Incentive Stock Options that have not previously expired must be exercised within three months following Participant's termination of employment, unless employment is terminated because of disability in which event the exercise period is extended to one year following termination.

          (j) Notwithstanding the provisions of subsections (a) through (i) above, if the employment of a Participant with the Campbell Group is terminated upon the spin-off of Vlasic Foods International Inc. ("Vlasic") from the Company and he or she is immediately thereafter employed by Vlasic or a subsidiary thereof, it shall not be considered a 'termination from the Campbell Group' with respect to any Nonqualified Stock Option that the Participant had a right to exercise, by the terms of the applicable vesting schedule, immediately before the termination of employment with the Campbell

     Group. The provisions of subsection (a) through (i) above shall then be applied by considering employment with Vlasic and its subsidiaries the same as employment with the Campbell Group.

     sec.5.7 SHAREOWNER RIGHTS AND PRIVILEGES. A Participant shall have no rights as a shareowner with respect to any shares of Campbell Stock covered by an Option until the issuance of shares to the Participant.

     sec.5.8  AWARD OF SARS.

     (a) At any time prior to six months before an Option's expiration date, the Committee may award to the Participant a SAR related to the Option. The Committee may also award SARs that are unrelated to any Option.

     (b) The SAR shall represent the right to receive payment of an amount not greater than the spread, if any, by which the Fair Market Value of the Campbell Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price.

     (c) SARs awarded under the Plan shall be evidenced by a Statement between the Company and the Participant.

     (d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the value of a share of Campbell Stock exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.8(b).

     (e) A SAR shall be exercisable only by written notice to the Treasurer of the Company or his or her designee. However, a SAR shall in no event be exercisable during the first six months of its term, except in the event of death or disability of the Participant prior to the expiration of such six-month period.

     (f) All SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the value of a share of Campbell Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer otherwise in writing. Such value shall be determined in the manner specified in
Section 5.8(b).

     (g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Campbell Stock, or partly in cash and partly in Campbell Stock at the discretion of the Committee. The shares shall be valued in the manner specified in Section 5.8(b).

     (h) At any time when a Participant is, in the judgment of the Treasurer of the Company, subject with respect to Campbell Stock to Section 16 of the Securities Exchange Act of 1934:

          (i) any election by such Participant to receive cash in whole or in part upon the exercise of such SAR, shall be made only during the period beginning on the third business day following the date of release by the Company for publication of any quarterly or annual summary statement of its sales and earnings and ending on the twelfth business day following such date of release, and

          (ii) in the event the Committee has not determined the form in which such SAR will be paid (i.e., cash, shares of Campbell Stock, or any combination thereof), any election to exercise such right in whole or in part for cash shall be subject to the subsequent consent thereto, or disapproval thereof, by the Committee in its sole discretion.

     (i) Each SAR shall expire on a date determined by the Committee at the time of Award.

                                   ARTICLE VI

                                RESTRICTED STOCK

     sec.6.1 AWARD OF RESTRICTED STOCK. The Committee may make a Restricted Stock Award to any Participant, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

     sec.6.2 RESTRICTION PERIOD. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

     sec.6.3 OTHER TERMS AND CONDITIONS. Campbell Stock, when awarded pursuant to a Restricted Stock Award, will be represented by book entry in the name of the Participant who receives the Restricted Stock Award, unless the Participant has elected to defer pursuant to Section 10. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Campbell Stock and all other shareowner's rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Campbell Stock during the Restriction Period, (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including performance restrictions in accordance with Section 4.5.

     sec.6.4 RESTRICTED STOCK AWARD STATEMENT. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Statement.

     sec.6.5 TERMINATION OF EMPLOYMENT. The Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Participant prior to the expiration of the Restriction Period. If the employment of a Participant with the Campbell Group is terminated for Cause, any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

     sec.6.6 PAYMENT FOR RESTRICTED STOCK. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Campbell Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Campbell Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Restricted Stock Award Statement.

                                  ARTICLE VII

                       AWARDS FOR NON-EMPLOYEE DIRECTORS

     sec.7.1 AWARD TO NON-EMPLOYEE DIRECTORS. The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate. The Board may, in its sole discretion, subject to such terms and conditions as the Board may prescribe, give non-employee Directors the opportunity to receive an option Award in lieu of future cash compensation or other types of Awards.

     sec.7.2  ELECTION BY NON-EMPLOYEE DIRECTORS TO RECEIVE CAMPBELL
STOCK. Each non-employee Director may elect to receive all or a portion (in 10% increments) of any cash compensation in shares of Campbell Stock, which will be issued quarterly. Only whole numbers of shares will be issued. For purposes of computing the number of shares earned and their taxable value each quarter, the value of each share shall be equal to the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape on the last business day of the quarter. If a Participant dies prior to payment of all shares earned, the balance due shall be payable in full to the Participant's designated beneficiary under the Deferred Compensation Plan, or, if none, to the Participant's estate, in cash.

     sec.7.3 NO RIGHT TO CONTINUANCE AS A DIRECTOR. Neither the action of the Company in establishing the Plan, nor any award under the Plan shall be deemed
(i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareowners or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

                                  ARTICLE VIII

              UNRESTRICTED CAMPBELL STOCK AWARDS FOR KEY EMPLOYEES

     sec.8.1 The Committee may make awards of unrestricted Campbell Stock to Key Employees in recognition of outstanding achievements or as an award for Key Employees who receive Restricted Stock Awards when Performance Goals are exceeded.

                                   ARTICLE IX

                           AWARD OF PERFORMANCE UNITS

     sec.9.1 AWARD OF PERFORMANCE UNITS. The Committee may award Performance Units to any Participant. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

     sec.9.2 PERFORMANCE PERIOD. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Award in existence at any one time, and Performance Periods may differ.

     sec.9.3 PERFORMANCE MEASURES. Performance Units shall be awarded to a Participant contingent upon the attainment of Performance Goals in accordance with Section 4.5.

     sec.9.4 PERFORMANCE UNIT VALUE. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Campbell Stock.

     sec.9.5 AWARD CRITERIA. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

     sec.9.6 PAYMENT. (a) Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance measures for such Performance Period, as determined by the Committee.

     (b) Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or is deferred pursuant to Section 10.1, except that Performance Units which are measured using Campbell Stock shall be paid in Campbell Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

     sec.9.7 TERMINATION OF EMPLOYMENT. (a) A Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Campbell Group at all times during the applicable Performance Period, except as may otherwise be determined by the Committee.

     (b) In the event that a Participant holding a Performance Unit ceases to be an employee of the Campbell Group following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Unit.

     sec.9.8 PERFORMANCE UNIT STATEMENTS. Performance Unit Awards shall be evidenced by Performance Unit Statements.

                                   ARTICLE X

                              DEFERRAL OF PAYMENTS

     sec.10.1 ELECTION TO DEFER. A Participant may elect to defer all or a portion of any related earned Performance Units, Restricted Stock, unrestricted Campbell Stock or gain on any exercised Option or SAR pursuant to the terms of the Deferred Compensation Plan. The value of the Performance Units, Restricted Stock, unrestricted Campbell Stock or Option or SAR gain so deferred shall be allocated to a Deferred Account established for the Participant under the Deferred Compensation Plan.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     sec.11.1 LIMITS AS TO TRANSFERABILITY. An Option may, at the election of the Participant, be transferred to the spouse or a descendant of the Participant, or a trust for the benefit of the spouse or descendants. Unless otherwise provided by the Committee, however, no SAR, share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards other than Options that are transferred in accordance with the foregoing provisions shall be exercisable or received during the Participant's lifetime only by such Participant or his or her Personal Representative, or by will or if the Participant dies intestate, by the laws of descent and distribution. Any transfer contrary to this Section 11.1 will nullify the Option, SAR, Performance Unit, or share of Restricted Stock.

     sec.11.2 ADJUSTMENTS UPON CHANGES IN STOCK. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in Deferred Accounts and in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Campbell Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article VII, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods.

     sec.11.3 AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend, subject to Section 7.6, the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without shareowner approval, (i) except as provided in Sections 7.2 and 11.2, increase the number of shares of Campbell Stock which may be issued under the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participating in the Plan, or (iv) extend the termination date of the Plan. No such amendment, suspension, or termination shall alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

     (b) With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Options, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

     sec.11.4 NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Key Employees to receive Awards, (ii) the form, amount, and timing of such Awards,
(iii) the terms and provisions of such Awards and (iv) the Statements evidencing the same, need not be uniform and may be made by it selectively among Key Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Employees are similarly situated. This Section 11.4 shall not apply to current Campbell Stock Awards to non-employee Directors which shall be uniform and non-discretionary in accordance with Article VII.

     sec.11.5 GENERAL RESTRICTION. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Campbell Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     sec.11.6 NO RIGHT TO EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

                                  ARTICLE XII

                        CHANGE IN CONTROL OF THE COMPANY

     sec.12.1 CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XII shall govern and supersede any inconsistent terms or provisions of the Plan.

     sec.12.2  DEFINITIONS.

     CHANGE IN CONTROL. (a) For purposes of the Plan "Change in Control" shall mean any of the following events: (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 12.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such

Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

     (b) The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareowners, of any new Director was approved by a vote of at least two-thirds of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

     (c) Approval by shareowners of the Company of (1) a merger or consolidation involving the Company if the shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

     (d) Acceptance of shareowners of the Company of shares in a share exchange if the shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Shareowner" shall mean at any time a "Dorrance Family Shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Shareowner, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, "Dorrance Family Shareowners" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

     Moreover, notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur and (ii) a Change in Control described in sec.12.2(a) with respect to any Participant shall not be deemed to occur by reason of the Participant's acquisition of Beneficial Ownership (including the acquisition of Beneficial Ownership by a group of which the Participant is a member) with respect to any transaction on which the Participant would rely on Rule 16b-3(e) promulgated under the Exchange Act.

     sec.12.3 "ADJUSTED FAIR MARKET VALUE" means, in the event of a Change in Control, the greater of (a) the highest price per share of Campbell Stock paid to holders of the shares of Campbell Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (b) the highest Fair Market Value of a share of Campbell Stock during the ninety (90) day period ending on the date of a Change in Control.

     sec.12.4 EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS. Upon a Change in Control, (a) all Options and SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable and (b) any Participant who may be subject to liability under Section 16(b) of Securities Exchange Act of 1934, as amended, will be permitted to surrender for cancellation for a period of sixty (60) days commencing after the later of such Change in Control or the expiration of six months from the date of grant, any Option or SAR (or portion of an Option or SAR), to the extent not yet exercised and the Participant will be entitled to receive a cash payment in an amount equal to the excess, if any, in respect of each Option or SAR surrendered, (1)(i) except as described in clause (ii) below, the greater of (x) the Fair Market Value, on the date preceding the date of surrender of the shares subject to the Option or SAR (or portion thereof) surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or SAR (or portion thereof) surrendered or (ii) in the case of an Incentive Stock Option or a SAR issued in connection with an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or SAR (or portion thereof) surrendered, over (2) the aggregate purchase price for such Shares under the Option or SAR.

     sec.12.5 EFFECT OF CHANGE IN CONTROL ON RESTRICTED STOCK. Upon a Change in Control, all restrictions upon any shares of Restricted Stock other than Restricted Stock which is subject to performance related restrictions ("Performance Restricted Stock") shall lapse immediately and all such shares shall become fully vested in the Participant and shall promptly be delivered to the Participant.

     sec.12.6 EFFECT OF CHANGE IN CONTROL ON PERFORMANCE RESTRICTED STOCK AND PERFORMANCE UNITS

     (a) Upon a Change in Control, the Participant shall (1) become vested in, and restrictions shall lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Stock or Performance Units or (ii) a pro rata portion of such Performance Restricted Campbell Stock based on the portion of the Performance Period that has elapsed to the date of the Change in Control and the aggregate vesting percentage determined pursuant to this clause (ii) shall be applied to vesting first such awards granted the farthest in time preceding the Change in Control (the "Vested Performance Awards") and (2) be entitled to receive (A) in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within thirty (30) days after such Change in Control equal to the product of the then current value of a Performance Unit multiplied by the number of Performance Units which become vested in accordance with this sec.12.6 and (B) in respect of all shares of Performance Restricted Stock which become vested as a result of a Change in Control, the prompt delivery of such shares.

     (b) With respect to any shares of Performance Restricted Stock or Performance Units which do not become vested pursuant to sec.12.6(a) (the "Continuing Awards"), such shares or units (or the proceeds thereof) shall continue to be outstanding for the remainder of the applicable Performance Period (as if such shares or units were the only shares or units granted in respect of each such Performance Period) and subject to the applicable Award Criteria as modified below.

     sec.12.7 AMENDMENT OR TERMINATION. (a) This Article XII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

     (b) For a period of twenty-four (24) months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

     (c) Following a Change in Control, the Plan shall be amended as necessary to make appropriate adjustments to the Award Criteria for the Continuing Awards for (a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the achievement of Performance Goals under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and Award Criteria for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

     sec.12.8 TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

--------------------------------------------------------------------------------

                             CAMPBELL SOUP COMPANY

                            ------------------------

                      MANAGEMENT WORLDWIDE INCENTIVE PLAN

                            ------------------------

                         As amended: November 18, 1999

--------------------------------------------------------------------------------

                                   Appendix B

                      MANAGEMENT WORLDWIDE INCENTIVE PLAN

                               TABLE OF CONTENTS

ARTICLE                                                                 PAGE
-------                                                                 ----
 I.       Purpose.....................................................  B-1
 II.      Definitions.................................................  B-1
 III.     Administration..............................................  B-2
 IV.      Participation...............................................  B-2
 V.       Awards......................................................  B-2
 VI.      Limitations.................................................  B-3
 VII.     Amendment, Suspension or Termination of the Plan in Whole or  B-4
          in Part.....................................................
 VIII.    Change in Control of the Company............................  B-4
 IX.      Miscellaneous...............................................  B-6

                             CAMPBELL SOUP COMPANY

                      MANAGEMENT WORLDWIDE INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

     sec.1.1 The purpose of the Plan is to provide annual financial incentives for selected employees of the Campbell Group, thereby promoting the growth and financial success of the Campbell Group by (1) attracting and retaining employees of outstanding ability, (2) strengthening the Campbell Group's capability to develop, maintain, and direct a competent management team, (3) motivating employees to achieve annual Performance Goals and objectives, and (4) providing incentive compensation opportunities competitive with those of other major corporations.

                                   ARTICLE II

                                  DEFINITIONS

     The following words and phrases, as used in the Plan, shall have these meanings:

     sec.2.1  "BOARD" means the Board of Directors of the Company.

     sec.2.2  "CAMPBELL GROUP" means the Company and all of its Subsidiaries.

     sec.2.3 "CAUSE" except for purposes of Article VIII, means the termination of a Participant's employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Campbell Group, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Campbell Group, (4) gross negligence in the performance of the Participant's duties having an adverse effect on the business, operations, assets, properties or financial condition of the Campbell Group, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with the Campbell Group. The determination of whether a Participant's employment was terminated for Cause shall be made by the Company in its sole discretion.

     sec.2.4  "CAMPBELL STOCK" means Capital Stock of the Company.

     sec.2.5 "COMMITTEE" means the Compensation and Organization Committee of the Board. All members of the Committee shall be "Outside Directors," as defined or interpreted for purposes of Section 162(m) of the Code, and "Non-Employee Directors," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     sec.2.6 "COMPANY" means Campbell Soup Company and its successors and assigns.

     sec.2.7 "DEFERRED COMPENSATION PLAN" means the Campbell Soup Company Deferred Compensation Plan.

     sec.2.8 "DIRECTOR" means a member of the Board who is not an Eligible Employee.

     sec.2.9 "ELIGIBLE EMPLOYEE" means a person who at the end of the fiscal year is a regular full-time salaried employee of the Campbell Group and who, in the opinion of the Committee, is a key employee whose performance can contribute to the successful management of the Campbell Group, including a person whose services terminated before the end of the fiscal year, but not including a person serving only as a director of the Company or a Subsidiary.

     sec.2.10 "PERFORMANCE GOALS" means the goals established by the Committee pursuant to Article V.

     sec.2.11 "PARTICIPANT" means a person to whom an award of incentive compensation has been made under the Plan.

     sec.2.12 "PLAN" means the Campbell Soup Company Management Worldwide Incentive Plan.

     sec.2.13  "PRESIDENT" means the President of the Company.

     sec.2.14  "SHAREOWNERS" means the Shareowners of the Company.

     sec.2.15 "SUBSIDIARY" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

                                  ARTICLE III

                                 ADMINISTRATION

     sec.3.1 The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include the authority to select Eligible Employees to whom awards may be granted under the Plan and to determine the amount of any award of incentive compensation to be granted to any Eligible Employee, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board. A Director shall not participate in a vote approving the amount of the grant to himself or herself. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its Shareowners and any employee of the Campbell Group.

                                   ARTICLE IV

                                 PARTICIPATION

     sec.4.1 Participants in the Plan shall be selected by the Committee from among Eligible Employees based upon such criteria as the Committee may from time to time determine.

                                   ARTICLE V

                                     AWARDS

     sec.5.1 ESTABLISHMENT OF PERFORMANCE GOALS. Prior to the beginning of each fiscal year the Committee will establish in writing Performance Goals for the Company and its various operating units. The goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate such as: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, return on capital or other value-based performance measures. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

     sec.5.2 ESTABLISHMENT OF AWARD CATEGORIES. Prior to the close of each fiscal year, the Committee shall:

     (a) be advised by such appropriate officer of the Company as it may request, of the recommended estimated aggregate amount of awards of incentive compensation to be granted under the Plan for such fiscal year; and

     (b) determine whether awards shall be granted under the Plan for the fiscal year and if so, determine, the classes of employees eligible to receive awards of incentive compensation based upon job grade and salary levels and such other procedures for the granting of the awards as the Committee may deem desirable.

     The class of employees determined to be eligible for awards shall not be subject to change after the close of the fiscal year.

     sec.5.3 ESTABLISHMENT OF AWARD AMOUNTS. After the close of the fiscal year, the Committee may fix a maximum aggregate dollar amount which may be granted for awards for that fiscal year. The amounts of awards to be granted with respect to particular employees within the eligible classes may be determined after the close of the fiscal year under procedures established by the Committee.

     sec.5.4 GRANT OF AWARDS. The Committee shall, in granting awards to particular Eligible Employees for any fiscal year, take into consideration (a) the performance of the Company or the organizational unit of the Eligible Employee based upon attainment of Performance Goals and (b) as between Participants, the contribution of the Participant during the fiscal year to the success of the Company, including the Participant's (i) position and level of responsibility, (ii) business unit, division or department achievements, and
(iii) management assessment of individual performance. No award or awards may be granted to any Participant for the same fiscal year that exceeds in the aggregate $5 million. The Committee shall have no discretion to increase such awards.

     sec.5.5 COMMITTEE DISCRETION. The Committee shall have complete discretion with respect to the determination of the Eligible Employees to whom awards of incentive compensation shall be granted and the granting of such awards, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board in accordance with Article III.

     sec.5.6 LIMITATION ON AWARDS. Notwithstanding any other provision of the Plan, the Committee may not grant any award for any fiscal year, prior to a Change in Control (as hereinafter defined), in which no cash dividend shall have been paid on Campbell Stock.

     sec.5.7  PAYMENT OF AWARDS.  Incentive compensation awards made pursuant to
Article V shall be paid entirely in cash as soon as possible after grant approval, unless the Participant is eligible for and has elected to defer receipt of a portion or all of such award in accordance with the terms of the Deferred Compensation Plan or unless the Committee, in its discretion, approves the conversion of the award into stock options, restricted stock or unrestricted stock pursuant to the Company's long-term incentive plan.

                                   ARTICLE VI

                                  LIMITATIONS

     sec.6.1 RIGHTS NOT ABSOLUTE. No person shall at any time have any right to be granted an award hereunder for any fiscal year, and no person shall have authority to enter into an agreement committing the Company to make or pay an award, nor shall any person have authority to make any representation or warranty on behalf of the Company with respect thereto.

     sec.6.2 PARTICIPANTS RIGHTS LIMITED TO PLAN. Participants receiving awards shall have no rights to such awards except as set forth in this Plan.

     sec.6.3 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Campbell Group.

                                  ARTICLE VII

                    AMENDMENT, SUSPENSION OR TERMINATION OF
                          THE PLAN IN WHOLE OR IN PART

     sec.7.1 The Board may amend, suspend or terminate the Plan in whole or in part; but it may not affect adversely rights or obligations with respect to awards previously made. The Plan may be altered, changed or repealed by the Shareowners; but such action shall not affect adversely rights or obligations with respect to awards previously made.

                                  ARTICLE VIII

                        CHANGE IN CONTROL OF THE COMPANY

     sec.8.1 CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VIII shall govern and supersede any inconsistent terms or provisions of the Plan.

     sec.8.2 DEFINITIONS OF "CHANGE IN CONTROL" AND "CAUSE." For purposes of the Plan "Change in Control" shall mean any of the following events:

     (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 8.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

     (b) The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's Shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

     (c) Approval by Shareowners of the Company of (1) a merger or consolidation involving the Company if the Shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

     (d) Acceptance of Shareowners of the Company of shares in a share exchange if the Shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered

Dorrance Family Shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Shareowner" shall mean at any time a "Dorrance Family Shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Shareowner, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, "Dorrance Family Shareowners" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

     Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     "Cause." For purposes of this Article VIII only, the term Cause shall mean the termination of a Participant's employment by reason of his or her (a) conviction of a felony or (b) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Employee's part, shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

     sec.8.3 CHANGE IN CONTROL AWARD. During any fiscal year in which a Change in Control occurs ("Change in Control Year") each Eligible Employee who is a Participant on the date immediately prior to the Change in Control (a) whose employment with his or her employer is terminated prior to the end of the Change in Control Year for any reason (other than by his or her employer for Cause) or
(b) who is in the employ of the Company or any Subsidiary on the last day of the Change in Control Year, shall be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (x) his or her target award for the Change in Control Year or (y) the average of the awards paid or payable under the Plan for the two most recent fiscal years ended prior to the Change in Control Year (the "Award"); provided, however that the amount of the Award to be paid to each Participant as provided in clause (a) above shall be multiplied by a fraction, the numerator of which shall be the number of calendar days from and including the first day of the Change in Control Year through and including the date the Participant's employment is terminated and the denominator of which shall be 365; provided, further, however, that the Award to be paid to any Participant who is a party to an individual severance agreement shall be reduced by the amount of the "Pro Rata Bonus" (as defined in the severance agreement) that such Participant receives under the severance agreement.

     sec.8.4 CONTINUATION OF THE PLAN. For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting any Eligible Employee's right to participate in the Plan), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for
(a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the benefits payable under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

     sec.8.5 AMENDMENT OR TERMINATION. This Article VIII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participants under the Plan.

     sec.8.6 AMENDMENT OR TERMINATION PRIOR TO A CHANGE IN CONTROL. Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

                                   ARTICLE IX

                                 MISCELLANEOUS

     sec.9.1 NON-ALIENATION. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

     sec.9.2 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

     sec.9.3 INCAPACITY. If the Committee, in its sole discretion, deems a Participant who is eligible to receive any payment hereunder to be incompetent to receive the same due to age, illness or any infirmity or incapacity of any kind, the Committee may direct the employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the participant. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the employer, the Committee and the Plan to the person for whose benefit the payments are made.

     sec.9.4 TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

                           DIRECTIONS TO CIVIC CENTER
                          2025 SOUTH COLLEGIATE DRIVE
                               PARIS, TEXAS 75460
                                 (903) 739-9912

                    [MAP OF DIRECTIONS TO LOVE CIVIC CENTER]

                          [CAMPBELL SOUP COMPANY LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING ON NOVEMBER 18, 1999

                                    P R O X Y

The undersigned hereby appoints Dale F. Morrison, or, in his absence, Ellen O. Kaden or, in the absence of both of them, John J. Furey, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareowners of Campbell Soup Company to be held at the Civic Center, 2025 South Collegiate Drive, Paris, Texas, at 11:00 a.m., Central Time, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the Campbell Soup Company Savings and 401(k) Plans or in the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan (any of such plans, a "Savings Plan"), then the undersigned hereby directs the respective trustee of the applicable Savings Plan to vote all shares of Campbell Soup Company Capital Stock in the undersigned's Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

1. ELECTION OF DIRECTORS
Nominees: 01) Alva A. App, 02) Edmund M. Carpenter, 03) Bennett Dorrance,
04) Thomas W. Field, Jr., 05) Kent B. Foster, 06) Harvey Golub, 07) David K.P. Li, 08) Philip E. Lippincott, 09) Mary Alice D. Malone, 10) Dale F. Morrison,
11) Charles H. Mott, 12) Charles R. Perrin, 13) George M. Sherman, 14) Donald M. Stewart, 15) George Strawbridge, Jr. and 16) Charlotte C. Weber. Directors recommend a vote FOR

                          (Change of Address/Comments)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                SEE REVERSE SIDE
--------------------------------------------------------------------------------
                           DIRECTIONS TO CIVIC CENTER
                           2025 SOUTH COLLEGIATE DRIVE
                               PARIS, TEXAS 75460
                                 (903) 739-9912


FROM DALLAS/FORT WORTH AIRPORT:
Take North Exit out of airport
(Hwy. 121)
Continue on 121 across I-35
Take Hwy. 75 North
Exit at Hwy. 121 to Bonham
Take 82 East to Paris
Continue on 82 to Business 271 East/South
(also known as Clarksville St.)
Turn right on South Collegiate Drive
Follow South Collegiate Drive 3.4 miles
Civic Center is on your left.

                                 [DETAILED MAP]

                                     [MAP]

[x]  PLEASE MARK YOUR VOTES AS THIS EXAMPLE                                6795

YOUR SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS (OR, IN THE CASE OF SHARES HELD IN A SAVINGS PLAN, WILL BE VOTED AT THE DISCRETION OF THE TRUSTEE) UNLESS YOU OTHERWISE INDICATE IN WHICH CASE THEY WILL BE VOTED AS MARKED.

              THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

FOR  ALL NOMINEES, EXCEPT THOSE LISTED BELOW       WITHHELD FROM ALL NOMINEES
                        /   /                                /   /

1. Election of Directors (see reverse)

FOR, except vote withheld from the following nominee(s) - list numbers:

2.Ratification of Appointment of Auditors

                 FOR        AGAINST       ABSTAIN
                 / /          / /           / /

3.Reapproval of the Company's 1994 Long-Term Incentive Plan

                 FOR        AGAINST       ABSTAIN
                 / /          / /           / /

4. Reapproval of the Company's Management Worldwide Incentive Plan
                 FOR        AGAINST       ABSTAIN
                 / /          / /           / /

MARK THIS BOX TO OBTAIN A TICKET OF ADMISSION TO THE MEETING.    /   /

CHANGE OF ADDRESS: MARK THIS BOX AND SEE THE REVERSE SIDE.       /   /

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

_________________________________________________

_________________________________________________
   SIGNATURE(S)                      DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                          [CAMPBELL SOUP COMPANY LOGO]
 ANNUAL MEETING OF SHAREOWNERS -- NOVEMBER 18, 1999 -- 11:00 A.M., CENTRAL TIME

            CIVIC CENTER - 2025 SOUTH COLLEGIATE DRIVE - PARIS, TEXAS

                         VOTE BY TELEPHONE OR INTERNET

                            QUICK - EASY - IMMEDIATE

Campbell Soup Company encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON NOVEMBER 17, 1999.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:     ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                   (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                   201-536-8073 FROM OTHER COUNTRIES.

                   You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET:  POINT YOUR BROWSER TO THE WEB ADDRESS:
                   http://www.eproxyvote.com/cpb

                   Click on the PROCEED icon -- You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:      Mark, sign and date your proxy card and return it in the
                   postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                   INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.